UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

HELIX ENERGY SOLUTIONS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Helix
ENERGY SOLUTIONS

Proxy Statement
2020

HELIX
HELIX

helixesg.com

Proxy Statement 2020 Notice of Annual Meeting of Shareholders to be held May 20, 2020

April 7, 2020

Dear Shareholder:

You are cordially invited to join us for our 2020 Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020 at 8:30 a.m. at Helix Energy Solutions Group, Inc.’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

As part of our concern regarding the health and safety of our shareholders, directors, officers, employees, meeting attendees and the general public in light of the current COVID-19 outbreak, we may elect to hold a “virtual” meeting instead of a physical meeting.  If we take this step, we will provide you reasonable advance notice via a press release and an SEC filing, as well as a posting on our website.  Details on how to participate will be made available on our website.

The materials following this letter include the formal Notice of Annual Meeting of Shareholders and the proxy statement.  The proxy statement describes the business to be conducted at the meeting, including the election of two directors, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2020 fiscal year and the approval on a non-binding advisory basis of the 2019 compensation of our named executive officers.  At the meeting, you will have an opportunity to meet with some of our directors and officers.

We have elected to furnish proxy materials to our shareholders on the Internet pursuant to rules adopted by the Securities and Exchange Commission.  We believe that this election enables us to provide you with the information you need, while making delivery more efficient, more cost effective and friendlier to the environment.  In accordance with these rules, we have sent a Notice of Availability of Proxy Materials to each of our shareholders.

Whether you own a few or many shares of our stock, it is important that your shares be represented.  Regardless of whether you plan to attend the Annual Meeting in person, please take a moment to vote your proxy over the Internet, by telephone, or if this statement was mailed to you, by completing and signing the enclosed proxy card and promptly returning it in the envelope provided.  The Notice of Annual Meeting of Shareholders on the inside cover of this proxy statement includes instructions on how to vote your shares.

The officers and directors of Helix appreciate and encourage shareholder participation.  We look forward to seeing you at the Annual Meeting.

Sincerely,

Owen Kratz
President and Chief Executive Officer

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 20, 2020

The Helix Energy Solutions Group, Inc. 2020 Proxy Statement and Annual Report to Shareholders (including our Annual
Report on Form 10-K) for the fiscal year ended December 31, 2019 are available electronically at

www.HelixESG.com/annualmeeting

HELIX ENERGY SOLUTIONS GROUP, INC.

NOTICE OF 2020 ANNUAL MEETING

OF SHAREHOLDERS

DATE:	Wednesday, May 20, 2020

TIME:	8:30 a.m. Central Daylight Time (Houston Time)

PLACE:	Helix Energy Solutions Group, Inc.’s Corporate Office
3505 West Sam Houston Parkway North, Suite 400
Houston, Texas 77043

As part of our concern regarding the health and safety of our shareholders, directors, officers, employees, meeting attendees and the general public in light of the current COVID-19 outbreak, we may elect to hold a “virtual” meeting instead of a physical meeting. If we take this step, we will provide you reasonable advance notice via a press release and an SEC filing, as well as a posting on our website. Details on how to participate will be made available on our website.

ITEMS OF BUSINESS:	1. To elect two Class III directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2023 or, if at a later date, until their successors are duly elected and qualified.
2. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
3. To approve, on a non-binding advisory basis, the 2019 compensation of our named executive officers.
4. To consider any other business that may properly be considered at the Annual Meeting or any adjournment thereof.
RECORD DATE:	You may vote at the Annual Meeting if you were a holder of record of our common stock at the close of business on March 23, 2020.
VOTING BY PROXY:	Please vote your proxy as soon as possible, even if you plan to attend the Annual Meeting. Shareholders of record can vote by one of the following methods:
1. CALL 866.883.3382 to vote by telephone any time up to 12:00 noon Central Daylight Time on May 19, 2020; OR
2. GO TO THE WEBSITE www.proxypush.com/hlx to vote over the Internet any time up to 12:00 noon Central Daylight Time on May 19, 2020; OR

3.  IF PRINTED PROXY MATERIALS WERE MAILED TO YOU, MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020:	The proxy statement and 2019 Annual Report to Shareholders (including our Annual Report on Form 10-K) for the fiscal year ended December 31, 2019 are also available at www.HelixESG.com/annualmeeting.

By Order of the Board of Directors,

Kenneth E. Neikirk

Senior Vice President,

General Counsel and Corporate Secretary

Houston, Texas

April 7, 2020

YOUR VOTE IS IMPORTANT

(i)

HELIX ENERGY SOLUTIONS GROUP, INC.

3505 West Sam Houston Parkway North, Suite 400

Houston, Texas 77043

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2020

The Board of Directors of Helix Energy Solutions Group, Inc., a Minnesota corporation (referred to herein as “Helix,” the “Company,” “we,” “us” or “our”), is soliciting your proxy to vote at our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, May 20, 2020. This proxy statement contains information about the items being voted on at the Annual Meeting and information about Helix. Please read it carefully.

The Annual Meeting will be held at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. Helix’s Board of Directors (the “Board”) has set March 23, 2020 as the record date for the Annual Meeting. There were 149,962,115 shares of Helix common stock outstanding on the record date.

If you attend the Annual Meeting, please note that you may be asked to present valid picture identification. Cameras, recording devices and other electronic devices may not be permitted at the meeting other than those operated by Helix or its designees.

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our 2019 Annual Report to Shareholders available to our shareholders electronically via the Internet. On or about April 7, 2020, we intend to mail to our shareholders a Notice of Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to vote online, by telephone or, in the alternative, how to request a paper copy of the proxy materials and proxy card. By providing the Notice and access to our proxy materials via the Internet, we are lowering the costs and reducing the environmental impact of the Annual Meeting.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 1

GENERAL INFORMATION

1.	Why am I receiving these materials?

We are providing these proxy materials to you in connection with the Annual Meeting, to be held on Wednesday, May 20, 2020 at 8:30 a.m. at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and all

reconvened meetings after adjournments thereof. As a shareholder of Helix, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement.

2.	What proposals will be voted on at the Annual Meeting?

Three matters are currently scheduled to be voted on at the Annual Meeting.

1.

First is the election of two Class III directors to our Board, to serve a three-year term expiring at the Annual Meeting of Shareholders in 2023 or, if at a later date, until their successors are duly elected and qualified.

2.

Second is the ratification of the selection by our Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (subject to the ongoing discretionary authority of the Audit Committee to direct the appointment of a new independent registered public accounting firm should the Audit

Committee believe such is in the best interest of Helix and its shareholders).

3.	Third is the approval, on a non-binding advisory basis, of the 2019 compensation of our named executive officers.

Although we do not expect any other items of business, we also will consider other business that properly comes before the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws. The Chairman of the Annual Meeting may refuse to allow the presentation of a proposal or a nomination for the Board from the floor of the Annual Meeting if the proposal or nomination was not properly submitted.

3.	Who may vote at the Annual Meeting?

The Board has set March 23, 2020 as the record date for the Annual Meeting. Owners of Helix common stock whose shares are recorded directly in their name in our stock register (shareholders of record) at the close of business on March 23, 2020 may vote their shares on the matters to be acted upon at the Annual Meeting. Shareholders who, as of March 23, 2020, hold shares of our common stock in “street name,” that is, through an account with a broker, bank or other nominee, may direct the holder of record how to vote their shares at the Annual Meeting by following the instructions they will receive from the holder of record for this purpose. You are entitled to one vote for each share of common stock you held on the record date on each of the matters presented at the Annual Meeting.

2 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

GENERAL INFORMATION

4.	How does the Board recommend that I vote and what are the voting standards?

Voting Item	Our Board’s Voting Recommendation	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of:
			Abstentions	Broker Non-Votes
1. Election of Directors	“FOR” each nominee	Plurality Voting Standard: The two nominees receiving the greatest number of votes cast	“Withhold authority” or abstentions not counted as votes cast and as such have no effect(a)	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions
2. Ratification of Public Accounting Firm	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may vote without restriction on this proposal
3. Advisory Approval of the 2019 Compensation of Named Executive Officers(b)	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Counted as votes “against”	Not counted as votes cast and as such have no effect; brokers may not vote on this proposal absent instructions

(a)

If any nominee receives a greater number of “withhold authority” than votes “for” his or her election, then that nominee is to promptly tender his or her resignation, which the Board, upon the recommendation of the Corporate Governance and Nominating Committee, will decide to accept or decline.

(b)

Because this shareholder vote is advisory, the vote will not be binding on the Board or Helix. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

5.	If I received a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials, why was that the case?

We are using the “notice and access” process permitted by the SEC to distribute proxy materials to certain shareholders. This process allows us to post proxy materials on a designated website and notify our shareholders of the availability of the proxy materials on that website. As such, we are furnishing proxy materials, including this proxy statement and our 2019 Annual Report to Shareholders, to most of our shareholders by providing access to those documents on the Internet instead of mailing paper copies. The Notice, which is being mailed to most of our shareholders, describes how to access and review all of the proxy materials on the Internet. The Notice also describes how to vote via the Internet. If you would like to receive a paper copy by mail or an electronic copy by e-mail of the proxy materials, you should follow the instructions in the Notice. Your accessing your proxy materials on the Internet and your request to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact on the environment.

6.	Can I vote my shares by filling out and returning the Notice of Availability of Proxy Materials?

No. The Notice identifies the matters to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it.

7.	How do I vote my shares and obtain directions to the Annual Meeting?

If you are a shareholder of record, you may either vote your shares in person at the Annual Meeting or designate another person to vote your shares. That other person is called a “proxy,” and you may vote your

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 3

GENERAL INFORMATION

shares through your proxy using one of the following methods of voting:

•	by telephone,

•	electronically using the Internet, or

•	if this proxy statement was mailed to you, by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.

The instructions for these three methods of voting your shares are set forth on the Notice and also on the proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the Board. The giving of a proxy does not affect your right to vote in person if you attend the Annual Meeting.

Directions to the Annual Meeting can be obtained at www.HelixESG.com/annualmeeting or by calling 888.345.2347.

8.	Am I a shareholder of record?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered a “shareholder of record” with respect to those shares and the Notice is being sent directly to you by EQ Shareowner Services. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. To vote your shares at the Annual Meeting you should present proof of identification. Whether or not you plan to attend the Annual Meeting, we urge you to vote by telephone, via the Internet, or by marking, signing, dating and returning the proxy card.

Beneficial Owner. If like most Helix shareholders, you hold your shares in “street name” through a broker, bank or other nominee (your “Nominee”) rather than directly in your own name, you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your Nominee as the record holder. If you are a beneficial owner, you may appoint proxies and vote as provided by your Nominee. The availability of telephone or Internet voting will depend upon the voting process of your Nominee. You should follow the voting directions provided by your Nominee. If you provide specific voting instructions in accordance with the directions provided by your Nominee, your shares will be voted by that party as you have directed.

The organization that holds your shares is considered to be the shareholder of record for purposes of voting at the Annual Meeting. Accordingly, you may vote shares held in “street name” at the Annual Meeting only if you (a) obtain a signed “legal proxy” from the record holder (your Nominee) giving you the right to vote the shares and (b) provide an account statement or letter from the record holder showing that you were the beneficial owner of the shares on the record date. If your shares are not registered in your name and you plan to attend the Annual Meeting and vote your shares in person, you should contact the Nominee in whose name your shares are registered to obtain a proxy executed in your favor and bring it to the Annual Meeting.

9.	May I change my vote?

Yes, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the Corporate Secretary of Helix,
•	submitting a properly signed proxy card with a later date, or
•	voting in person at the Annual Meeting.

If you hold shares in “street name,” you must follow the procedures required by the shareholder of record – your Nominee – to revoke or change a proxy. You should contact the shareholder of record directly for more information on these procedures.

10.	What is a quorum?

A majority of Helix’s outstanding shares of common stock as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the Annual Meeting if a shareholder:

•	is present in person at the Annual Meeting, or
•	has properly submitted a proxy (by telephone, electronically using the Internet or written proxy card).

4 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

GENERAL INFORMATION

Proxies received but marked as abstentions or withholding authority and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

11.	What are broker non-votes and abstentions?

If you are the beneficial owner of shares held in “street name,” then your Nominee, as shareholder of record, is required to vote those shares in accordance with your instructions. However, if you do not give instructions to your Nominee, then it will have discretion to vote the shares with respect to “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but will not be permitted to vote with respect to “non-routine” matters, such as (i) the election of directors and (ii) the approval, on a non-binding advisory basis, of the 2019 compensation of our named executive officers. Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.

An abstention is a decision by a shareholder to take a neutral position on a proposal being submitted to shareholders at a meeting. Taking a neutral position through an abstention is considered a vote cast on a proposal being submitted at a meeting, as described in the response to question 4 above.

12.	How many shares can vote?

On the record date, there were 149,962,115 shares of Helix common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 22,500 beneficial owners.

These shares are the only securities entitled to vote at the Annual Meeting. Each holder of a share of common stock is entitled to one vote on each of the matters presented at the Annual Meeting for each share held on the record date.

13.	What happens if additional matters are presented at the Annual Meeting?

Other than the three matters noted in response to question 2 above, we are not aware of any other business to be acted upon at the Annual Meeting.

If you grant a proxy (other than the proxy held by the shareholder of record if you are the beneficial owner and hold your shares in “street name”) the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment thereof in accordance with Minnesota law and our By-laws.

14.	What if I don’t give specific voting instructions?

Shareholders of Record. If you are the shareholder of record and you return a signed proxy card but do not indicate how you wish to vote, then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournment thereof. If you indicate a choice on your proxy card with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you are a beneficial owner and hold your shares in “street name” and do not provide your Nominee with voting instructions, your Nominee will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers, banks and other nominees have the discretion to vote on “routine” matters, such as the ratification of the selection of an independent registered public accounting firm, but do not have discretion to vote on “non-routine” matters, such as (i) the election of directors and (ii) the approval, on a non-binding advisory basis, of the 2019 compensation of our named executive officers. Accordingly, if you do not instruct your Nominee on how to vote your shares with respect to non-routine matters, your shares will be broker non-votes with respect to those proposals.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 5

GENERAL INFORMATION

Your vote is especially important. If your shares are held in “street name” (by your Nominee), your Nominee cannot vote your shares for (i) the election of directors or (ii) the approval, on a non-binding advisory basis, of the 2019 compensation of our named executive officers. Therefore, please promptly instruct your Nominee regarding how to vote your shares regarding these matters.

15.	Is my vote confidential?

Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to EQ Shareowner Services as the independent inspector of election and handled in a manner that protects your voting privacy. As the independent inspector of election, EQ Shareowner Services will count the votes.

16.	May shareholders ask questions at the Annual Meeting?

Yes. During the Annual Meeting shareholders may ask questions or make remarks directly related to the matters being voted on. To ensure an orderly meeting, we ask that shareholders direct questions and comments to the Chairman. In order to provide this opportunity to every shareholder who wishes to speak, the Chairman may limit each shareholder’s remarks. In addition, certain employees and officers will be available at the meeting to provide information about 2019 developments and to answer questions of more general interest regarding Helix.

17.	What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, please follow the instructions and vote the shares represented by each proxy card that you receive. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. For shares you hold directly, you can do this by contacting our transfer agent, EQ Shareowner Services, at 800.468.9716.

18.	Who will count the votes?

We have hired a third party, EQ Shareowner Services, to judge the voting, be responsible for determining whether or not a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.

19.	Who will bear the cost for soliciting votes for the Annual Meeting?

We will bear all expenses in conjunction with the solicitation of proxies, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to beneficial owners. However, we will not bear any costs related to an individual shareholder’s use of the Internet or telephone to cast their vote. Proxies may be solicited by mail, in person, by telephone or by facsimile, by certain of our officers, directors and regular employees, without extra compensation.

20.	How do I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting and posted on our website under Investors at www.HelixESG.com. The final voting results will be reported in a Current Report on Form 8-K filed in accordance with SEC rules.

6 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

GENERAL INFORMATION

21.	Whom should I contact with other questions?

If you have additional questions about this proxy statement or the Annual Meeting, or would like additional copies of this proxy statement or our 2019 Annual Report to Shareholders (including our Annual Report on

Form 10-K), please contact the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, telephone: 281.618.0400.

22.	How may I communicate with Helix’s Board of Directors?

Shareholders may send communications in care of the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Please indicate whether your message is for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.

23.	When are shareholder proposals for the 2021 Annual Meeting of Shareholders due?

	Deadline	Compliance	Submission
To be included in the proxy statement for the 2021 Annual Meeting(1)	December 8, 2020((2)	Must comply with Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of shareholder proposals in company-sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at: 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
Not to be included in the proxy statement	February 19, 2021(3)	Must comply with our By laws and Regulation 14A of the Exchange Act(4)(5)

(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)

The shareholder providing the proposal must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 7

PROPOSAL 1: ELECTION OF DIRECTORS

Two directors are to be elected at the Annual Meeting. The Board has proposed two nominees, Amy H. Nelson and William L. Transier, to stand for election as Class III directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2023 or, if at a later date, until their respective successor is duly elected and qualified. Ms. Nelson and Mr. Transier are currently serving as Class III directors.

The nominees have agreed to be named in this proxy statement and have indicated a willingness to continue to serve if elected. The Corporate Governance and Nominating Committee of the Board has determined that each of the nominees qualifies for election under its criteria for the evaluation of directors and has nominated the candidates for election. If a nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy card. The Board has no reason to believe that either of the nominees will become unable to serve. The Board has affirmatively determined that each of Ms. Nelson and Mr. Transier qualifies as “independent” as that term is defined under New York Stock Exchange (“NYSE”) Rule 303A and applicable rules promulgated under the Exchange Act.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of each person named as nominee below as a Class III director for a term of three years, until the Annual Meeting of Shareholders in 2023 or, if at a later date, until their respective successor is duly elected and qualified. There is no cumulative voting for the election of directors and the Class III directors will be elected by a plurality of the votes cast at the Annual Meeting.

In the section below, we provide the name and biographical information about each of the Class III director nominees and each other member of the Board.

Information in each director’s biographical information is as of March 23, 2020. Information about the number of shares of our common stock beneficially owned by each director as of March 23, 2020 appears below under the heading “Share Ownership Information–Management Shareholdings” on page 61.

There are no family relationships among any of our directors, nominees for director or executive officers.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the nominees to the Board of Directors set forth in this Proposal 1.

Vote Required

Election of each director requires the affirmative vote of holders of a plurality of the shares of common stock present or represented and voting on the proposal at the Annual Meeting. This means the two nominees receiving the greatest number of votes cast by the holders of our common stock entitled to vote on the matter will be elected as directors.

Under the Corporate Governance Guidelines for the Board, any nominee for director who receives a greater number of “withhold authority” than votes “for” his or her election is required to promptly tender his or her resignation. That resignation is to be considered by the Corporate Governance and Nominating Committee, which is to make its recommendation to the full Board. The Board is to act upon the committee’s recommendation within 90 days of the shareholder vote, and the Board’s decision (and if the Board should decline to accept the resignation, the reasons therefor) will be disclosed in a Current Report on Form 8-K.

8 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 1: ELECTION OF DIRECTORS

 Information about Nominees for Class III Directors:

Amy H. Nelson

Primary Occupation: President, Greenridge Advisors Director Since: 2019 Age: 51

Professional Experience:

Ms. Nelson was appointed as a director in August 2019. Ms. Nelson founded Greenridge Advisors, LLC in 2007, an energy services and equipment consulting firm focused on the development, execution and financing of corporate and business line strategies. Prior to founding Greenridge, Ms. Nelson served as Vice President of SCF Partners, an oilfield service and equipment-focused private equity firm, and worked for Amoco Production Company in planning, project management and engineering roles. In addition to serving on several private company boards during her tenure at SCF Partners and Greenridge, Ms. Nelson currently serves on the board of directors of Apache Corporation (NYSE:APA), an independent energy company that explores for, develops and produces oil and natural gas. In July 2019, she was elected a director of NexTier Oilfield Solutions Inc. (NYSE:NEX), which is a U.S. land oilfield service company providing well completion and production services. Ms. Nelson holds economics and mechanical engineering degrees from Rice University, and an M.B.A. with distinction from Harvard Business School.

Director Qualifications:

As a result of her professional experiences, Ms. Nelson possesses particular knowledge and experience in corporate strategy, capital allocation, and the assessment and management of risks in the oil and gas industry including managing regulatory and compliance environmental issues that strengthen the board’s collective qualifications, skills and experience.

William L. Transier

Primary Occupation: Energy Executive Director Since: 2000 Age: 65

Professional Experience:

Mr. Transier has served as a director since October 2000, and as Lead Independent Director from March 2016 through July 2017 when he was appointed Chairman of the Board. He is Chief Executive Officer of Transier Advisors, LLC, an independent advisory firm providing services to companies facing stressed operational situations, turnaround, restructuring or in need of interim executive leadership. He was co-founder of Endeavour International Corporation, an international oil and gas exploration and production company. He served as non-executive Chairman of Endeavour’s Board of Directors from December 2014 until November 2015. He served from September 2006 until December 2014 as Chairman, Chief Executive Officer and President of Endeavour and as its Chairman and Co-Chief Executive Officer from its formation in February 2004 through September 2006. Mr. Transier served as Executive Vice President and Chief Financial Officer of Ocean Energy, Inc. from March 1999 to April 2003 and prior to that, Mr. Transier served in various positions of increasing responsibility with Seagull Energy Corporation. Before his tenure with Seagull, Mr. Transier served in various roles including partner in the audit department and head of the Global Energy practice of KPMG LLP from June 1986 to April 1996. In October 2019, Mr. Transier was elected to the Board of Directors of Battalion Oil Corporation (which changed its name from Halcón Resources Corporation) and as Chairman of the Board and of its audit committee. In March 2019 Mr. Transier was elected to the Board of Directors of Teekay Offshore GP L.L.C. (the general partner of Teekay Offshore Partners L.P.) and as chairman of its audit committee. Teekay was taken private in January 2020. Since October 2018 Mr. Transier has served as a member of the Board of Directors of Sears Holding Corporation including the Board’s Restructuring Committee and Restructuring Subcommittee. From August 2018 to February 2019, Mr. Transier served as a member of the Board of Directors of Gastar Exploration, Inc. From May 2016 to July 2017, Mr. Transier was a member of the Board of Directors of CHC Group Ltd. From August 2014 to July 2017, Mr. Transier was a member of the Board of Directors of Paragon Offshore plc. Mr. Transier graduated from the University of Texas with a B.B.A. in accounting and has an M.B.A. from Regis University.

Director Qualifications:

As a result of his professional experiences, Mr. Transier possesses particular knowledge and experience in accounting and disclosure compliance including accounting rules and regulations. Mr. Transier also has extensive knowledge of international operations, the oil and gas industry, leadership of complex organizations and other aspects of operating a major corporation that strengthen the Board’s collective qualifications, skills and experience.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 9

PROPOSAL 1: ELECTION OF DIRECTORS

Information about Continuing Directors

Class II Directors Term Expiring in 2021:

Owen Kratz

Primary Occupation: President and Chief Executive Officer Helix Energy Solutions Group, Inc. Director Since: 1990 Age: 65

Professional Experience:

Mr. Kratz is President and Chief Executive Officer of Helix. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. He served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as President from 1993 until February 1999, and has served as a Director since 1990 (including as Chairman of the Board from May 1998 to July 2017). He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Cal Dive International, Inc. (now known as Helix) in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a publicly traded company that was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York (SUNY).

James A. Watt

Primary Occupation: President and Chief Executive Officer Warren Resources, Inc. Director Since: 2006 Age: 70

Professional Experience:

Mr. Watt has served as a director since July 2006. In November 2015, Mr. Watt became Chief Restructuring Officer, President and CEO and a director of Warren Resources, Inc. In June 2016, Warren Resources filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. In October 2016, Warren Resources completed its reorganization and emerged from Chapter 11 bankruptcy protection. At that time, Mr. Watt became and continues as President, CEO and a director of the private domestic onshore oil and gas exploration and development company. Mr. Watt was CEO, President and a director of Dune Energy, Inc., an oil and gas exploration and development company from April 2007 until September 2015. Mr. Watt served as Chairman and Chief Executive Officer of Maverick Oil and Gas, Inc., an independent oil and gas exploration and production company from August 2006 until March 2007. He was the Chief Executive Officer of Remington Oil and Gas Corporation from February 1998 and the Chairman of Remington from May 2003 until Helix acquired Remington in July 2006. Mr. Watt also served on Remington’s Board of Directors from September 1997 to July 2006. Mr. Watt served as a director of Pacific Energy Resources, Ltd. from May 2006 until January 2010. Mr. Watt served on the board of Bonanza Creek Energy, Inc. from August 2012 until April 2017. He graduated from Rensselaer Polytechnic Institute with a Bachelor of Science in physics.

Director Qualifications:
As a result of his professional experiences, Mr. Watt possesses particular knowledge and experience in oil and gas exploration and production and the risks and volatile economic conditions inherent in that industry. Mr. Watt also possesses knowledge in the leadership of complex organizations and other areas related to the operation of a major corporation that strengthen the Board’s collective qualifications, skills and experience.

10 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 1: ELECTION OF DIRECTORS

Class I Directors Term Expiring in 2022:

Amerino Gatti

Primary Occupation: Chief Executive Officer Team, Inc. Director Since: 2018 Age: 49

Professional Experience:

Mr. Gatti was appointed as a director in August 2018. Since January 2018 Mr. Gatti has served as Chief Executive Officer and a member of the Board of Directors of Team, Inc., a provider of specialty industrial services, including inspection and assessment, required in maintaining and installing high-pressure piping systems and vessels utilized in the refining, petrochemical, power, pipeline and other heavy industries. Prior to joining Team, Mr. Gatti served as an executive officer and President of the Production Group for Schlumberger Limited (NYSE: SLB), an oilfield services and products provider with operations in over 85 countries. Over his 25-year career at Schlumberger, Mr. Gatti served in a variety of roles of progressing leadership responsibility, including President Well Services, Vice President of the Production Group for North America, Vice President and General Manager for Qatar, Global Vice President for Sand Management Services and Vice President Marketing for North America. Earlier in his Schlumberger career, he held field operations, engineering and human resources positions around the world, including North America, South Asia and the Middle East. Mr. Gatti holds a mechanical engineering degree from the University of Alberta, Canada.

Director Qualifications:
Mr. Gatti possesses international business and executive leadership experience in operations, technology, talent management and governance. In addition, his 25-year career in petroleum and energy businesses provides him with global expertise in key customer segments that strengthen the Board’s collective qualifications, skills and experience.

John V. Lovoi

Primary Occupation: Managing Partner JVL Partners Director Since: 2003 Age: 59

Professional Experience:

Mr. Lovoi is a founder and Managing Partner of JVL Partners, a private oil and gas investment partnership. Mr. Lovoi served as head of Morgan Stanley’s global oil and gas investment banking practice from 2000 to 2002 and was a leading oilfield services and equipment research analyst for Morgan Stanley from 1995 to 2000. Prior to joining Morgan Stanley in 1995, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi also serves as Chairman of the Board of Directors of Dril-Quip, Inc., a provider of offshore drilling and production equipment to the global oil and gas business, and as Chairman of Epsilon Energy Ltd., an exploration and production company focused in the Marcellus shale play in the northeast United States. Mr. Lovoi served as a director of Roan Resources, Inc., an independent oil and natural gas company focused on the Anadarko Basin, from September 2018 to December 2019. Mr. Lovoi graduated from Texas A&M University with a Bachelor of Science degree in chemical engineering and received an M.B.A. from the University of Texas.

Director Qualifications:

As a result of these professional experiences, Mr. Lovoi possesses particular financial knowledge and experience in financial matters including capital market transactions, strategic financial planning (including risk assessment), and analysis that strengthen the Board’s collective qualifications, skills and experience.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 11

PROPOSAL 1: ELECTION OF DIRECTORS

Class I Directors Term Expiring in 2022 (continued):

Jan Rask

Primary Occupation: Independent Investor Director Since: 2012 Age: 64

Professional Experience:

Mr. Rask has been an independent investor since July 2007. Mr. Rask was President, Chief Executive Officer and Director of TODCO from July 2002 to July 2007. Mr. Rask was Managing Director, Acquisitions and Special Projects, of Pride International, Inc., a contract drilling company, from September 2001 to July 2002. From July 1996, Mr. Rask was President, Chief Executive Officer and a director of Marine Drilling Companies, Inc., a contract drilling company, until the acquisition of Marine Drilling Companies, Inc. by Pride International, Inc. Mr. Rask served as President and Chief Executive Officer of Arethusa (Off-Shore) Limited from May 1993 until the acquisition of Arethusa (Off-Shore) Limited by Diamond Offshore Drilling, Inc. in May 1996. Mr. Rask joined Arethusa Offshore, (ASE) Limited’s principal operating subsidiary in 1990 as its President and Chief Executive Officer. Since August 2017, Mr. Rask has been a director of Borr Drilling Limited, an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry that became a public company in the U.S. in July 2019. Mr. Rask holds a Bachelor of Economics and Business Administration from the Stockholm School of Economics and Business Administration. Mr. Rask has worked in the shipping and offshore industries for approximately 30 years and has held a number of positions of progressive responsibility in finance, chartering and operations.

Director Qualifications:
Mr. Rask possesses particular knowledge and experience in the offshore oil and gas contract drilling industry. Mr. Rask also has extensive knowledge in international operations, leadership of complex organizations and other aspects of operating a major corporation that strengthen the Board’s collective qualifications, skills and experience.

Information About Director Whose Term is Ending in 2020:
Nancy K. Quinn

Primary Occupation: Independent Energy Consultant Director Since: 2009 Age: 66

Professional Experience:

On February 18, 2020 Ms. Quinn announced her decision not to stand for re-election to the Board. Ms. Quinn has been an independent energy consultant since July 1996 and resides in Key Biscayne, Florida. Ms. Quinn provides senior financial and strategic advice, primarily to clients in the energy and natural resources industries. Ms. Quinn has worked in the financial industry for over 30 years, specializing in financial restructuring, strategic advice, and mergers and acquisitions for a broad range of energy and natural resource companies. Ms. Quinn gained extensive experience in independent exploration and production, as well as in diversified natural gas and oilfield service sectors, while holding leadership positions at such firms as PaineWebber Incorporated and Kidder, Peabody & Co. Incorporated, as well as energy industry private equity investment and mergers and acquisitions experience in a senior advisory role with Beacon Group. Ms. Quinn currently serves as a director and chair of the Human Resources Committee and member and former lead director and chair of the Audit Committee of Atmos Energy Corporation, a natural gas distribution, intrastate pipeline and marketing company. Ms. Quinn served as a director and chair of the Audit Committee of Endeavour International Corporation, an international oil and gas exploration and production company until November 2015. Ms. Quinn was also previously a member of the boards of Louis Dreyfus Natural Gas and Deep Tech International. Ms. Quinn graduated with a Bachelor of Fine Arts degree from Louisiana State University and an M.B.A. from the University of Arkansas.

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CORPORATE GOVERNANCE

Composition of the Board

The Board currently consists of eight members and, in accordance with our By-laws, is divided into three classes of similar size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The Class I, II and III directors are currently serving until the later of the Annual Meeting in 2022, 2021 and 2020, respectively, and their respective successors being duly elected and qualified. There are currently three directors each in Class I and Class III and two directors in Class II.

Role of the Board

The Board has established guidelines that it follows in matters of corporate governance. A complete copy of the Corporate Governance Guidelines for the Board of Directors is available on our website (which can be found at  www.HelixESG.com) under Investors, by clicking Governance. According to the Corporate Governance Guidelines, the Board is vested with all powers necessary for the management and administration of Helix’s business operations. Although not responsible for our day-to-day operations, the Board has the responsibility to oversee management, provide strategic direction, provide counsel to management regarding the business of Helix, and to be informed, investigate and act as necessary to promote our business objectives.

Board of Directors Independence and Determinations

The Board has affirmatively determined that each of Messrs. Gatti, Lovoi, Rask, Transier and Watt and Mmes. Quinn and Nelson qualifies as “independent” as that term is defined under NYSE Rule 303A and applicable rules promulgated under the Exchange Act. In making this determination, the Board has concluded that none of these directors has a relationship with Helix that, in the opinion of the Board, is material and would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our only current non-independent director is Mr. Kratz, our President and Chief Executive Officer. Accordingly, a majority of the members of our Board are independent, as required by NYSE Rule 303A. This independence determination is analyzed annually to promote arms-length oversight. In making its determination regarding independence the Board reviewed the NYSE Rule 303A criteria for independence in advance of the first meeting of the Board in 2020. In connection with its determination, the Board gathered information with respect to each Board member individually regarding transactions and relationships between Helix and its directors, including the existence of ongoing transactions, if any, entered into between Helix and other entities of which our directors serve as officers or directors. Each director also completed a questionnaire, which included questions about his or her relationship with Helix. None of these transactions or relationships were deemed to affect the independence of the applicable director, nor did they exceed the thresholds established by NYSE rules.

Selection of Director Candidates

The Board is responsible for selecting candidates for Board membership and establishing the criteria to be used in identifying potential candidates. The Board delegates the screening and nomination process to the Corporate Governance and Nominating Committee.

For more information on the director nomination process, including selection criteria, see “Corporate Governance and Nominating Committee” starting on page 18.

Board of Directors Qualifications, Skills and Experience

We are an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We believe our Board should be composed of individuals with sophistication and experience in the substantive areas that impact our business. We believe experience, qualifications, or skills in one or more of the following areas to be most important: offshore oilfield services, oil and gas exploration and production, international operations, accounting and finance, strategic planning, investor relations, governance matters, leadership and administration of complex organizations, management of risk, corporate governance and other areas related to

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 13

CORPORATE GOVERNANCE

the operation of a major international corporation (whether social, cultural, industrial, financial or operational). We believe that each of our current Board members possesses the professional and personal qualifications necessary for Board service, with the director qualifications described in their biographies under “Election of Directors” on pages 9-12.

Board Leadership Structure

In July 2017, the Board appointed its former Lead Director, Mr. Transier, to serve as its independent Chairman. The Corporate Governance and Nominating Committee periodically reviews and recommends to the Board appropriate Board leadership structure.

Communications with the Board

Pursuant to the terms of the Corporate Governance Guidelines adopted by the Board, any shareholder or other interested party wishing to send written communications to any one or more of Helix’s directors may do so by sending them in care of our Corporate Secretary at Helix’s corporate office. All such communications will be forwarded to the intended recipient(s). All such communications should indicate whether they contain a message for the Board as a whole, a particular group or committee of directors, our Chairman or another individual director.

Code of Business Conduct and Ethics

In addition to the Corporate Governance Guidelines, in 2003 we adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. At that time we also established a Code of Ethics for Chief Executive Officer and Senior Financial Officers that is currently applicable to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Corporate Controller (or person performing a similar function, if any), and Vice President – Internal Audit. We have posted a current copy of both codes on our website (which is located at  www.HelixESG.com) under Investors, then by clicking

Governance. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers of, any provision of the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics, the Code of Ethics for Chief Executive and Senior Financial Officers and the Corporate Governance Guidelines are available free of charge in print upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Attendance at the Annual Meeting

The Board holds a regular meeting immediately preceding and/or immediately after each year’s Annual Meeting of Shareholders. Therefore, members of our Board generally attend Helix’s Annual Meetings of Shareholders.

The Board encourages its members to attend the Annual Meeting, but does not have a written policy regarding attendance at the meeting. All members of the then-current Board attended the 2019 Annual Meeting of Shareholders.

Mandatory Retirement Policy

In February 2017, the Corporate Governance and Nominating Committee adopted a mandatory retirement policy for directors such that no person may be a director nominee to serve for a term of service on the Board if during the applicable term he or she would reach the age of 75.

Directors’ Continuing Education

The Board encourages all directors to attend director education programs if they believe attendance will enable them to perform better and to recognize and effectively deal with issues as they arise. To assist directors’ continuing education, Helix is a member of the National Association of Corporate Directors and from time to time Helix presents programs regarding topical matters to the Board.

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CORPORATE GOVERNANCE

Risk Oversight

The Board has overall responsibility for risk oversight with a focus on the most significant risks facing Helix. Our management identifies and prioritizes risks associated with our business, which are discussed at Board and/or committee meetings as appropriate. The Board reviews risk mitigation strategies that are implemented by our management. The Board is also informed of particular risks in connection with its general oversight, review and approval of corporate matters.

The Board delegates to the Audit Committee oversight of certain of our risk management process. Among its duties, the Audit Committee regularly reviews with management:

•	Our policies with respect to risk assessment and the management of risks that may be material;
•	Our systems of disclosure controls and internal controls over financial reporting;
•	Key credit risks;
•	Our hedging policies and transactions;
•	Cybersecurity risk and control procedures; and
•	Our compliance with legal and regulatory requirements, and our programs related to that compliance.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes. Management is responsible for the day-to-day operations and oversight of Helix including the management of risk. Our finance, legal (which includes compliance, human resources, contracts and insurance functions) and internal audit departments serve as the primary monitoring and testing functions for company policies and procedures, and manage the day-to-day oversight of our risk management strategy. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Management regularly reports on these risks to the Board and/or its relevant committees. Additional review and reporting of risks is conducted as needed or as requested by the Board and/or its relevant committee(s). Our committees also consider and address risk as they perform their respective responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material risk.

In addition to reports from its committees, the Board receives presentations throughout the year from various members of management that include discussion of risks as necessary and appropriate, including risks associated with proposed transactions. At each Board meeting, our Chief Executive Officer addresses matters of particular importance or concern, including any significant areas of risk that may call for Board attention, whether commercial, operational, legal, regulatory or other type of risk. Additionally, the Board reviews our short-term and long-term strategies, including consideration of significant risks facing Helix and the impact of such risks.

We believe that our risk management responsibilities, processes and procedures serve as an effective approach for addressing the risks facing Helix, and that our Board structure supports this approach.

Corporate Sustainability

Helix continues to implement and improve Environmental, Social and Governance (“ESG”) initiatives and disclosures throughout its business. In 2019, Helix released its inaugural Corporate Sustainability Report providing a baseline for disclosures about its business. In an effort to continue our ongoing commitment to ESG disclosures, we published our second Corporate Sustainability Report in March 2020. The Corporate Sustainability Report is comprised of qualitative and quantitative information, including operational, environmental and safety performance metrics. These metrics provide a baseline for Helix’s performance and demonstrates our commitment to continue the discussion regarding ESG in current and future disclosures.

To read Helix’s current report, please select Corporate Sustainability under the About Us heading on Helix’s homepage (which is located at www.HelixESG.com) and scroll down to the link to the Corporate Sustainability Report.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 15

CORPORATE GOVERNANCE

The Board and ESG

The Board is very focused on not just Helix governance practices, but also on environmental, health, safety and social issues. At every regular Board meeting our Chief Operating Officer or his designee reports to the Board on Helix’s performance compared to Health, Safety and Environment (“HSE”) targets set for ourselves against industry statistics, and various initiatives being implemented by HSE management. The Board also receives a report on Helix’s safety record (including total reportable incident rate, or TRIR), lost time incidents, and any significant accident or illness incidents, and has the opportunity to question management.

Helix is dedicated to protecting the environment, and our track record and asset maintenance practices are evidence of our efforts to safeguard the environments in which we operate. Helix has developed and implemented a “4 Pillars of Helix Safety Culture,” namely our beliefs, language, workplace and methodology, which is Helix’s own safety culture tailored to our specific operations that has proven to be an effective program. From a social perspective, the Board and senior management recognize their leadership responsibility in embracing our vision and core values of Safety, Sustainability and Value Creation. The Board is focused on maintaining an ethical culture at all levels in our organization, receiving regular educational updates on anti-corruption law developments and specific risks in the geographic areas in which we operate or seek to operate in the future.

The Board also focuses on our internal organization, including how Helix upholds our employee culture, including embracing diversity and inclusion. Notably in 2019 Helix employed over 1,600 employees worldwide, representing 30 nationalities, and in our non-U.S. offices in three different countries we employed only five expats in our onshore workforce. The Board believes that employing people with different backgrounds, experience and perspectives makes Helix a stronger company.

Meetings of the Board and Committees

The Board currently has, and appoints members to, three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each committee acts under the terms of a written charter, copies of which are available on our website (which is located at  www.HelixESG.com) under Investors, then by clicking Governance. A copy of each charter is available free of charge upon request sent to the Corporate Secretary at Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

The following table summarizes the current membership of the Board and each of its committees as well as the number of times each met during the year ended December 31, 2019. Members were elected to each committee based upon the recommendation of the Corporate Governance and Nominating Committee followed by a vote of the full Board. Each member of each of these committees is “independent” as defined by applicable NYSE and SEC rules.

Name	Board	Audit	Compensation	Corporate Governance and Nominating
Mr. Gatti	Member	—	Member	Member
Mr. Kratz	Member	—	—	—
Mr. Lovoi	Member	Member	Member	—
Ms. Nelson(1)	Member	Member	—	—
Ms. Quinn	Member	Chair	—	Member
Mr. Rask	Member	—	Member	Chair
Mr. Transier	Chair	Member	—	—
Mr. Watt	Member	—	Chair	Member
Number of Meetings in 2019
Regular	5	6	4	4
Special	10	0	4	1

(1)	Ms. Nelson was elected to the Board in August 2019 at which time she was elected a member of the Audit Committee.

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CORPORATE GOVERNANCE

Board Attendance

During the year ended December 31, 2019, the Board held a total of fifteen meetings. Each director attended 75% or more of the total meetings of the Board held during the time such director was a member, and each director attended 75% or more of the total meetings of the committees on which such director served.

Executive Sessions of the Directors

Non-management directors meet in regular executive sessions following Board and committee meetings without any members of management being present and at which only those directors who meet the independence standards of the NYSE are present, provided, however, that committees do occasionally meet with individual members of management, including the Chief Executive Officer, by invitation during executive sessions.

The independent Chairman (and, prior to the Chairman’s election in July 2017, the Lead Director) presides at executive sessions of the independent directors. In the case of an executive session of independent directors held in connection with a committee meeting, the chair of the applicable committee presides as chair.

Audit Committee

The Audit Committee currently is composed of four non employee independent directors: Ms. Quinn, Chair, Ms. Nelson, and Messrs. Lovoi and Transier, each of whom meets the independence and financial literacy requirements as defined in the applicable NYSE and SEC rules. The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibility to our shareholders, potential shareholders, the investment community and others relating to: (i) the integrity of our financial statements, (ii) the effectiveness of our internal control over financial reporting, (iii) our compliance with legal and regulatory requirements, (iv) the performance of our internal audit function and independent registered public accounting firm and (v) the independent registered public accounting firm’s qualifications and independence. Among its duties, all of which are more specifically described in the Audit Committee charter, which was most recently amended in December 2018, the Audit Committee:

•	Appoints and oversees our independent registered public accounting firm;
•	Reviews the adequacy of our accounting and audit principles and practices, and the adequacy of compliance assurance procedures and internal controls;
•	Reviews and pre-approves all non-audit services to be performed by the independent registered public accounting firm in order to maintain the accounting firm’s independence;

•	Reviews the scope of the annual audit;
•	Reviews with management and the independent registered public accounting firm our annual and quarterly financial statements, including disclosures made in management’s discussion and analysis and in our earnings press releases;
•	Meets independently with management and the independent registered public accounting firm;
•	Meets with internal audit and reviews significant reports prepared by internal audit as well as the quality and objectivity of the internal audit function;
•	Reviews corporate compliance and disclosure systems;
•	Reviews corporate compliance and ethics programs and associated legal and regulatory requirements, together with management’s periodic evaluation of the programs’ effectiveness;
•	Reviews and approves related-party transactions;
•	Makes regular reports to the Board;
•	Reviews and reassesses the adequacy of its charter annually and recommends any proposed changes to the Board for approval;
•	Performs an annual self-evaluation of its performance;
•	Produces an annual report for inclusion in our proxy statement; and
•	Performs such other duties as may be assigned by the Board from time to time.

Audit Committee Independence

The Board has affirmatively determined that all members of the Audit Committee (i) are considered “independent” as defined under NYSE Rule 303A and (ii) meet the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1).

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CORPORATE GOVERNANCE

Designation of Audit Committee Financial Experts

The Board has determined that each member of the Audit Committee is financially literate and that Mr. Transier and Mmes. Nelson and Quinn are “audit committee financial experts,” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002, and have financial management expertise as required by the NYSE listing rules.

For more information regarding the Audit Committee, please refer to the “Report of the Audit Committee” on page 25.

Compensation Committee

The Compensation Committee currently is composed of four non-employee independent directors: Mr. Watt, Chair, and Messrs. Gatti, Lovoi and Rask. The Board has affirmatively determined that all members of the Compensation Committee are considered “independent” as defined under NYSE Rule 303A.

The Compensation Committee is appointed by the Board to assist the Board in discharging its responsibilities relating to the compensation of our executive officers. The Compensation Committee has the responsibilities described in the Compensation Committee charter, which was most recently amended in December 2019, including the overall responsibility for reviewing, evaluating and approving Helix’s executive officer compensation plans, policies, programs and agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee). The Compensation Committee is also responsible for reviewing and recommending to the Board whether the “Compensation Discussion and Analysis” should be included in our proxy statement. Among its duties, all of which are more specifically described in its charter, the Compensation Committee has the responsibility to:

•	Review our overall compensation philosophy and objectives;
•	Make recommendations to the Board with respect to our 2005 Long Term Incentive Plan, our Employees’ 401(k) Savings Plan, our Employee Stock Purchase Plan (“ESPP”), and any other equity-based plans;
•	Commission independent consultants to assist the committee in the evaluation of independent board member and executive officer compensation, as discussed in our “Compensation Discussion and Analysis” below;
•	Review and approve employment, severance, change in control agreements and other compensatory arrangements with our executive officers, as the committee determines are appropriate;
•	Review and approve annually executive officer compensation and compensatory arrangements, including base salary and short-term and long-term incentive compensation;
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance; and
•	Perform such other duties as may be assigned by the Board from time to time.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee currently is composed of four non-employee independent directors: Mr. Rask, Chair, Mr. Gatti, Ms. Quinn and Mr. Watt. The Corporate Governance and Nominating Committee is appointed by the Board to take a leadership role in shaping the corporate governance and business standards of the Board and Helix. The Corporate Governance and Nominating Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, oversees the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently, and identifies best practices and recommends corporate governance principles, including giving proper attention and effective responses to shareholder concerns regarding corporate governance.

The Corporate Governance and Nominating Committee has the responsibilities specifically described in the Corporate Governance and Nominating Committee charter, which was most recently amended in December 2019, and the Corporate Governance Guidelines, including the responsibility to:

•	Identify and evaluate potential qualified director nominees and recommend director nominees to the Board;
•	Recommend to the Board the number and term of members of the Board and each committee of the Board;

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CORPORATE GOVERNANCE

•	Monitor, and recommend members for, each committee of the Board;
•	Monitor and recommend the functions of the committees of the Board;
•	Make a recommendation to the Board of whether to accept the resignation of any director who receives a greater number of “withhold authority” than votes “for” his or her election in an uncontested election;
•	Periodically review and recommend to the Board appropriate Board leadership structure;
•	Periodically review and revise our corporate governance principles as appropriate;
•	Oversee director orientation and education regarding Helix’s business, structure, management and director responsibilities, as well as emerging governance issues and trends;

•	Review and make recommendations to the Board regarding notifications made to the committee by directors concerning service on other boards or any material change in employment or other circumstances;
•	Give appropriate consideration to shareholder concerns and proposals regarding corporate governance matters concerning the Board, and provide input for any response by Helix to such concerns or proposals;
•	Review and reassess the adequacy of its charter annually and recommend any proposed changes to the Board for approval;
•	Perform an annual self-evaluation of its performance and the performance of the Board as a whole; and
•	Perform such other duties as may be assigned by the Board from time to time.

Director Nomination Process

Process for Director Nominations — Shareholder Nominees

The policy of the Corporate Governance and Nominating Committee is to consider properly submitted recommendations of director nominees by shareholders as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating these nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability and to address the membership criteria set forth below under “Director Qualifications and Diversity.” Any shareholder recommendations for director nominees for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Secretary, Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043. In addition, our By-laws permit shareholders to nominate directors for consideration at an annual shareholder meeting. However, in order to be considered at this year’s Annual Meeting, nominations were required to be received by us prior to the date of this proxy statement.

Neither the Corporate Secretary nor the Corporate Governance and Nominating Committee received any recommendations for director nominees from any shareholder or group of shareholders during 2019 or to date in 2020. As such, Ms. Nelson and Mr. Transier are the only directors standing for election at the Annual Meeting.

Shareholders may nominate persons for election to the Board to be considered at next year’s Annual Meeting of Shareholders in accordance with the procedure on page 63.

Director Qualifications and Diversity

The Corporate Governance and Nominating Committee has established certain criteria with respect to the desired skills and experience for prospective Board members, including those candidates recommended by the committee and those properly nominated by shareholders. The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. Desired personal qualifications for director nominees include industry knowledge, intelligence, insight, practical wisdom based on experience, the highest professional and personal ethics and values, leadership skills, integrity, strength of character and commitment. Nominees should also have broad experience at the policy-making level in business and possess a familiarity with complex business organizations and one or more of our business lines or those of our customers. Nominees should have the independence necessary to make an unbiased evaluation of management performance (including with respect to Compensation Committee responsibilities) and effectively carry out their oversight

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 19

CORPORATE GOVERNANCE

responsibilities, and be committed to enhancing shareholder value. Nominees should have sufficient time to carry out their duties. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties to Helix and our shareholders. Specifically, in accordance with our Corporate Governance Guidelines, our directors may not serve on the boards of more than four public companies other than Helix or, if the director is the Chief Executive Officer of Helix or the equivalent of another public company, on the boards of more than two public companies other than Helix. Each director must represent the interests of all our shareholders.

Although the Corporate Governance and Nominating Committee does not have a formal policy regarding Board diversity, it does view diversity expansively and has determined that it is desirable for the Board to have a variety of different viewpoints, professional experiences, educational backgrounds and skills, and considers these types of diversity and background attributes in its selection process. The composition, skills and needs of the Board change over time and will be considered in determining desirable candidates for any specific opening on the Board. The Corporate Governance and Nominating Committee in evaluating a potential director nominee will conduct its search for the best candidate for the Board on a non-discriminatory basis.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating director nominees. The committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected, due to retirement or otherwise, which the Board would seek to fill. In the event that vacancies are anticipated, or otherwise arise, which the Board would seek to fill, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other parties. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year.

As described above, the Corporate Governance and Nominating Committee considers properly submitted recommendations of director nominees by shareholders.

Following verification of the shareholder status of persons proposing director nominees, recommendations are considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our Annual Meeting of Shareholders. If any materials are provided by a shareholder in connection with the shareholder’s recommendation of a director nominee, those materials are forwarded to the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee may also review materials provided by current Board members, professional search firms or other parties in connection with a nominee who was not proposed pursuant to a shareholder recommendation. In evaluating all nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Compensation Committee Interlocks and Insider Participation

During 2019, no member of the Compensation Committee was an officer or employee of Helix or any of our subsidiaries, or was formerly an officer of Helix or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act.

During 2019, no executive officer of Helix served as (1) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served on the Compensation Committee of our Board, (2) a director of another entity, one or more of whose executive officers served on the Compensation Committee of our Board or (3) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one or more of whose executive officers served as a member of our Board.

20 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

DIRECTOR COMPENSATION

2019 Director Compensation Table

The following table provides compensation that was earned or paid during the one-year period ended December 31, 2019 for each member who served on our Board during all or part of 2019.

Name(1)	Fees Earned or Paid in Cash(3)(4)	Stock Awards(5)(6)	All Other Compensation	Total
Amerino Gatti	$122,750	$150,000	$-0-	$272,750
John V. Lovoi	$-0-	$301,563	$-0-	$301,563
Amy H. Nelson(2)	$36,417	$62,500	$-0-	$98,917
Nancy K. Quinn	$137,000	$150,000	$-0-	$287,000
Jan Rask	$-0-	$316,875	$-0-	$316,875
William L. Transier	$268,500	$150,000	$-0-	$418,500
James A. Watt	$135,350	$150,000	$-0-	$285,350

(1)	Mr. Kratz is not included in the table because he does not receive any compensation for serving on our Board.
(2)	Ms. Nelson was elected to the Board in August 2019.
(3)

The annual retainer fee for each member of the Board and the retainer fee related to the applicable Board member’s serving as a chair of a committee and/or as Chairman of the Board are paid quarterly. Directors have the option of taking Board and committee fees (but not expenses) in the form of restricted stock. See “Summary of Director Compensation and Procedures” below. Messrs. Lovoi and Rask received their fees in restricted stock during 2019.

(4)

In this column we are required to report all fees either earned or paid to directors during 2019. As a result, fees earned in 2018 for fourth quarter service in 2018 but paid in 2019 are also included; thus the dollar amount represents fees paid for five (not four) successive quarters. Fees earned in 2018 but paid in 2019 were as follows: Mr. Gatti, $25,750; Ms. Quinn, $28,000; Mr. Transier, $52,500 and Mr. Watt, $28,250. Information with regard to Messrs. Lovoi and Rask is included in footnote 6 below.

(5)

Amounts shown in this column represent the grant date fair value of the restricted stock as calculated in accordance with the provisions of FASB Accounting Standard Codification (ASC) Topic 718. The value ultimately realized by each director may or may not be equal to the FASB ASC Topic 718 determined value.

(6)	The grant date fair value of the restricted stock awarded with respect to the year ended December 31, 2019 to each director, computed in accordance with FASB ASC Topic 718, is as follows:

Name	Date of Grant		Number of Shares	Grant Date Fair Value
Mr. Gatti	December 13, 2018	(a)	21,157	$150,000
Mr. Lovoi	December 13, 2018	(a)	21,157	$150,000
	January 2, 2019	(b)	5,603	$30,313
	April 1, 2019	(b)	3,595	$28,438
	July 1, 2019	(b)	4,164	$35,938
	October 1, 2019	(b)	3,761	$30,313
	January 2, 2020	(b)	2,758	$26,563
Ms. Nelson	August 1, 2019	(c)	7,151	$62,500
Ms. Quinn	December 13, 2018	(a)	21,157	$150,000
Mr. Rask	December 13, 2018	(a)	21,157	$150,000
	January 2, 2019	(b)	6,238	$33,750
	April 1, 2019	(b)	4,030	$31,875
	July 1, 2019	(b)	4,563	$39,375
	October 1, 2019	(b)	4,187	$33,750
	January 2, 2020	(b)	2,921	$28,125
Mr. Transier	December 13, 2018	(a)	21,157	$150,000
Mr. Watt	December 13, 2018	(a)	21,157	$150,000

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 21

DIRECTOR COMPENSATION

(a)	Represents the annual equity grant made in December 2018 for Board service for 2019.
(b)	Represents the payment of retainer and Board and committee fees for the fourth quarter of 2018 and each quarter of 2019.
(c)	Represents the prorata portion of the annual grant made in August 2019 for Board service for 2019.

Additionally, on December 12, 2019, each of the non-employee directors was issued 16,429 shares of restricted stock having a grant date fair value of $150,000 representing their annual grant for future Board service.

As of December 31, 2019, unvested restricted stock held by each non-employee director who served during all or part of 2019 is as follows:

Name	Shares of Unvested Restricted Stock Outstanding(1)
Mr. Gatti	16,429
Mr. Lovoi	49,388
Ms. Nelson	23,580
Ms. Quinn	16,429
Mr. Rask	51,591
Mr. Transier	16,429
Mr. Watt	16,429

(1)	Does not include January 2, 2020 grant of 2,758 shares of restricted stock to Mr. Lovoi and 2,921 shares of restricted stock to Mr. Rask for 2019 fourth quarter service.

Summary of Director Compensation and Procedures

In 2019, our non-employee director compensation structure had three components: (1) director and committee chair retainers, (2) Board and Committee fees (meetings and unanimous consents), and (3) annual equity-based compensation currently in the form of restricted stock awards. We also reimburse our directors for their reasonable expenses related to attending Board and committee meetings. We re-evaluate director compensation on an annual basis based on the compensation of directors by companies in our benchmarking peer group and other relevant facts and circumstances.

In 2019, all non-employee directors received an annual director’s retainer of $55,000, paid on a quarterly basis.

In July 2017, Mr. Transier, then serving as our Lead Director, was appointed by the Board to serve as its independent Chairman. The Compensation Committee determined that beginning on the date of his appointment as Chairman of the Board, Mr. Transier was to receive an independent chairman’s retainer of $195,000 per year (which for 2017 was prorated from the date of the new appointment). The retainer for the Chairman of the Board was based on both peer company data for annual retainers for non-executive chairmen, as well as the complexity and number of issues facing the Board in a difficult market and the frequency of meetings and other Board deliberations during a prolonged challenging business environment. After a year of service, the amount of the independent Chairman’s annual retainer was reassessed by the Compensation Committee based on the projected level of Board activity in the future, and in August 2018 the retainer was reduced from $195,000 to $125,000.

In 2019, each committee chair received an annual committee chair retainer fee: $15,000 for the Chair of the Audit Committee, $10,000 for the Chair of the Compensation Committee and $5,000 for the Chair of the Corporate Governance and Nominating Committee.

With respect to fees, in 2019 non-employee directors received $1,500 for each Board meeting attended and for each consent executed after reviewing and considering the subject of the consent. For committee service in 2019, each committee member received a fee of $1,500 for each committee meeting attended and each consent executed.

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DIRECTOR COMPENSATION

We also paid the reasonable out-of-pocket expenses incurred by each non-employee director in connection with attending the 2019 meetings of the Board and the committees on which the director served.

Since 2005, non-employee directors have had the option of taking Board and committee retainers and fees (but not expenses) in the form of restricted stock, pursuant to the terms of our 2005 Long Term Incentive Plan. An election to take retainers and fees in the form of cash or stock is made by directors prior to the beginning of the subject fiscal year (and if no election is made, retainers and fees will be paid in cash). Directors taking retainers and fees in the form of restricted stock receive a stock award for service during a quarter on or about the first business day of the next quarter in an amount equal to 125% of the cash equivalent of his or her retainers and fees, with the number of shares determined by the closing stock price on the last trading day of the fiscal quarter for which the retainers and fees were earned. These awards fully vest two years after the first day of the year in which the grant is made. Messrs. Lovoi and Rask elected to take Board and committee retainers and fees earned in 2019 in the form of restricted stock. Messrs. Gatti, Lovoi and Rask have elected to take Board and committee retainers and fees in the form of restricted stock for 2020.

Upon joining the Board and on the date of each regularly scheduled December Board meeting thereafter, a director receives a grant of restricted stock. These grants are made pursuant to the terms of the 2005 Long Term Incentive Plan. Since 2012 and prior to the 2017 awards, these awards vested ratably over three years. For 2015 and 2016 the annual equity grant had a value of $175,000, which represented a reduction in value from prior years’ grants of $200,000 to reflect the smaller relative size of Helix in terms of revenue and market capitalization. At its December 2016 meeting the Compensation Committee determined that for 2017 and thereafter until changed, the annual equity grant’s value would be further reduced by $25,000 (to $150,000) and would have a vesting term of one year to align more closely with how our benchmarking peer group compensates independent directors. The annual equity grant for 2019 was on the same terms and in the same amount as 2018 and 2017. All grants are subject to immediate vesting on the occurrence of a Change in Control (as defined in the 2005 Long Term Incentive Plan). The grant of stock options is not currently an element of director compensation.

At its December 2019 meeting, the Compensation Committee determined that for 2020 and thereafter until changed, fees for each Board meeting attended or consent executed would no longer be paid. In lieu thereof, the annual director’s retainer will be increased by $5,000 (to $60,000), paid on a quarterly basis; each committee chair’s annual committee chair retainer fee will be increased by $5,000, paid quarterly; and the members of each committee will receive an annual committee retainer fee, paid quarterly: $10,000 per year for the Audit Committee, $7,500 per year for the Compensation Committee, and $5,000 per year for the Corporate Governance and Nominating Committee. The Compensation Committee believes that these changes in compensation structure align with peer practices.

Our Chief Executive Officer did not receive any cash or equity compensation for his service on the Board in addition to the compensation payable for his service as an employee of Helix.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 23

CERTAIN RELATIONSHIPS

In accordance with its charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Audit Committee has adopted a written Statement of Policy With Respect to Related Party Transactions. It is our policy to approve and enter into transactions with a related party (as defined below) only when the Board, acting through the Audit Committee, determines that a transaction with a related party is in, or not inconsistent with, the best interests of Helix and our shareholders. The Audit Committee will consider all relevant facts and circumstances available to the Audit Committee to determine whether a related party transaction is in, or not inconsistent with, our best interests, including the benefits to us, the impact on a director’s independence if the related party is a director or a party related to a director, the availability of other sources for the product or services, the terms of the transaction and the terms available from unrelated third parties. The policy covers any transaction, arrangement or relationship in which we are a participant and in which a related party has a direct or indirect interest, other than transactions available to all employees generally or transactions involving less than $5,000. A “related party” includes any person that served as a senior officer or director of Helix during the last fiscal year, a person that beneficially owns more than 5% of any class of our outstanding voting securities, and a person that is an immediate family member of either of the foregoing or an entity that is controlled by any of the foregoing.

During 2019 Helix was not a party to any transaction or series of transactions in which a related party had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Director Compensation” above and “Executive Compensation” below.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving all audit, review and attest engagements, and permissible non-audit services to be performed by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. During the year, circumstances may arise such that it becomes necessary to engage the independent registered public accounting firm for services in excess of those contemplated by the budget or for additional services. The Audit Committee charter includes specific pre-approval procedures with respect to tax-related services.

The Audit Committee charter delegates pre-approval authority in certain circumstances to the Chair of the Audit Committee, provided the Chair reports any approvals to the Audit Committee at its next meeting. For all types of pre-approval, the Audit Committee considers whether these services are consistent with the SEC rules regarding auditor independence.

The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that these services are within the parameters approved by the Audit Committee. None of the fees in 2019 were for services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X.

All fiscal year 2019 professional services by KPMG LLP and Ernst & Young LLP were pre-approved.

24 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2019 with management, our internal auditors and KPMG LLP. In addition, the Committee has discussed with KPMG LLP, the independent registered public accounting firm for the Company, the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301). The Sarbanes-Oxley Act of 2002 requires certifications by the Company’s chief executive officer and chief financial officer in certain of the Company’s filings with the Securities and Exchange Commission (SEC). The Committee discussed the review of the Company’s reporting and internal controls undertaken in connection with these certifications with the Company’s management and independent registered public accounting firm. The Committee also reviewed and discussed with the Company’s management and independent registered public accounting firm management’s report and KPMG LLP’s report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has further periodically reviewed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE.

The Committee also has received the written disclosures and the letter from KPMG LLP regarding the auditor’s independence pursuant to the applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, and it has reviewed, evaluated and discussed the written disclosures with that firm and its independence from the Company. The Committee also has discussed with management of the Company and the independent registered public accounting firm such other matters and received such assurances from them as it deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended to the Company’s Board of Directors the inclusion of the Company’s audited financial statements for the year ended December 31, 2019 in the Company’s Annual Report on Form 10-K for such year filed with the SEC.

THE AUDIT COMMITTEE:
Nancy K. Quinn, Chair
John V. Lovoi
Amy H. Nelson
William L. Transier

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 25

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP (”KPMG”) served as our independent registered public accounting firm in 2019, having provided audit and financing services since their appointment in May 2016. Ernst & Young LLP (“EY”) served in that capacity from 2002 until their dismissal in May 2016. No dispute or disagreement existed on any issue between Helix and EY.

Our Audit Committee has the authority to retain, oversee, evaluate and terminate our independent registered public accounting firm. Pursuant to such authority, the Audit Committee has appointed KPMG, an independent registered public accounting firm, as auditors to examine the financial statements of Helix for the fiscal year ending December 31, 2020, and to perform other appropriate accounting services.

Although our By-laws do not require that shareholders ratify the appointment of KPMG as our independent registered public accounting firm, the Board has determined to submit the selection of KMPG for ratification by the shareholders. If the shareholders do not ratify the appointment of KPMG, the adverse vote will be considered as a direction to the Audit Committee to consider selecting other auditors for the next fiscal year. However, it is contemplated that the appointment for the fiscal year ending December 31, 2020 will be permitted to stand unless the Audit Committee finds reasons for making a change. It is understood that even if the selection of KPMG is ratified, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of Helix and our shareholders.

We expect that representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years in each of the following categories were:

	2019		2018
		(In Thousands)
	KPMG	EY	KPMG	EY
Audit Fees(1)	$2,051	$15	$2,048	$65
Audit-Related Fees	0	0	0	0
Tax Fees(2)	0	316	40	57
All Other Fees	0	3	0	0

Total	$2,051	$334	$2,088	$122

(1)

Audit fees include fees related to the following services: the annual consolidated financial statement audit (including required quarterly reviews), subsidiary audits, audit of internal controls over financial reporting, and consultations relating to the audit or quarterly reviews.

(2)	Tax fees primarily relate to tax compliance work in the United States, Norway, Brazil, Singapore and the United Kingdom, and tax planning.

The Audit Committee considers whether the provision of the foregoing services is compatible with maintaining the registered public accounting firm’s independence, and has concluded that the foregoing non-audit services and non-audit-related services did not adversely affect the independence of KPMG.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the ratification of the selection of KPMG as Helix’s independent registered public accounting firm set forth in this Proposal 2.

Vote Required

The ratification of KPMG requires the affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

26 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes Helix’s 2019 executive compensation program, including the philosophy behind the program, how our Compensation Committee made 2019 compensation decisions, and the level and elements of 2019 compensation for each of our “named executive officers” (“NEOs”).

For 2019, our NEOs consisted of our Chief Executive Officer, Chief Financial Officer, and our three other highest paid executive officers, as follows:

•	Owen Kratz, President and Chief Executive Officer
•	Erik Staffeldt, Executive Vice President and Chief Financial Officer
•	Scotty Sparks, Executive Vice President and Chief Operating Officer
•	Ken Neikirk, Senior Vice President, General Counsel and Corporate Secretary
•	Alisa B. Johnson, our former Executive Vice President, General Counsel and Corporate Secretary who left Helix in July 2019

The Compensation Committee encourages you to read this CD&A carefully and consider it when conducting your “say on pay” vote on the 2019 compensation of our NEOs. Although this is a non-binding advisory vote, the Compensation Committee considers the outcome of the vote when making future compensation decisions.

This CD&A is divided into the following sections:

A.   Executive Summary

(Page 27)

B.   Executive Compensation Process

(Page 32)

C.   Compensation Philosophy and Objectives

(Page 35)

D.   2019 Executive Compensation Components

(Page 37)

E.   2019 Say on Pay Vote

(Page 42)

F.   Compensation Committee Report

(Page 43)

A.	EXECUTIVE SUMMARY

Helix and Industry Overview

Helix is an international offshore energy services company that provides specialty services to the offshore energy industry, with a focus on well intervention and robotics operations. We provide services primarily in deepwater in the Gulf of Mexico, Brazil, North Sea, Asia Pacific and West Africa regions. Demand for our services is primarily influenced by the condition of the oil and gas industry, and in particular, the willingness of oil and gas companies to spend on operational activities and capital projects. The performance of our business is also largely dependent on the prevailing commodity market prices.

Continued commodity price volatility and uncertainty over the past few years discouraged longer-term investment in our industry, and negatively affected oil and gas service providers. During the past several years our customers significantly reduced their operational and capital spending on offshore projects, reducing the demand (and by extension, rates) for our services. Drilling rigs serve as competition in the well intervention market, and a decrease in rates for drilling rigs, combined with customers’ reliance on existing long-term drilling rig contracts (rig “overhang”), continues to affect the utilization of our assets and the rates that we can charge for our services.

Further, the first quarter of 2020 has been marked by energy market turmoil, a precipitous drop in oil prices, and an ongoing global health pandemic, the full impact of which remains unknown at this time. Despite what had been some recent oil price recovery and decrease in rig overhang, customer spend remained somewhat subdued, and market recovery has now taken a further step backward. This CD&A relates to 2019 performance and compensation, neither of which were affected by this recent turmoil or the ongoing pandemic.

Although challenging industry conditions have persisted, as shown in the chart below, in 2019, as well as in each of the prior two years, our adjusted EBITDA1 continued to improve. In 2019 our adjusted EBITDA improved to

(1)

Adjusted EBITDA is a non GAAP financial measure. For a reconciliation of this financial measure to reported net income (loss), see “Non-GAAP Financial Measures” on pages 28 through 30 of our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020 (our “2019 Annual Report”).

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 27

COMPENSATION DISCUSSION AND ANALYSIS

$180 million, representing an 11% increase from 2018, a cumulative 68% increase from 2017 and a cumulative 100% increase from 2016. The chart reflects our steady growth over this time, and our net income doubled in 2019 compared to 2018. Lastly in 2019, notwithstanding the substantial completion of spending for our newbuild semi-submersible vessel the Q7000, we also reduced our net debt (our total long-term debt less cash, cash equivalents and restricted cash) by $18 million to $143 million. We believe each of these metrics demonstrates the successful implementation of our strategies, operational performance and financial discipline.

Our stock price also reflected our strong performance in 2019. During 2019, our stock price gained 78%, closing at $9.63 per share on December 31, 2019 compared to $5.41 on December 31, 2018. Certainly, conditions remain extremely volatile on macroeconomic and industry-specific levels with outlooks uncertain, but we do believe the relative strength of our stock price in 2019 reflected our strong financial and operational performance. These positive results are also demonstrated when comparing our total shareholder return (“TSR”) to that of our peers. Over the last three years our TSR significantly exceeded that of all of our Performance Share Unit (“PSU”) peer group of companies.

We intend to continue to work hard for our shareholders, in every type of market environment. In that connection, we will strive to:

•	Always emphasize our core business values and priorities of Safety, Sustainability and Value Creation;
•	Continually evaluate and manage our capital structure, including liquidity requirements and debt reduction goals in this challenging market;
•	Continue to assess and manage our cost structures in light of the recent market turmoil;
•	Prioritize sales and commercial efforts, including finding work not being tendered and exploring new markets;
•	Continue to improve operational execution, including minimizing downtime when our assets are working for customers; and
•	Continue to seek non-traditional ways to create utilization for our assets, which may include strategic acquisitions as described in our 2019 Annual Report.

How Our Compensation Program Works

Because of the cyclicality of our industry and our commitment to create long-term value for our shareholders, a significant portion of our compensation program is performance based. Because we can’t control market or industry conditions, our program is designed to incentivize and reward our executives for outperforming our industry peers during both good and bad industry cycles.

Although our compensation program is generally focused primarily on longer-term performance, the paid compensation of our NEOs also reflects annual year-over-year financial performance.

The first chart below compares the target and realized compensation of our Chief Executive Officer, Helix’s adjusted EBITDA, and Helix’s stock price for each of 2017, 2018 and 2019. Target compensation includes base salary, short-term incentive (“STI”) target, and grant date fair value of annual long-term incentive awards. As the chart illustrates, all target compensation levels for our Chief Executive Officer remained flat over this period. The realized compensation for our Chief Executive Officer for that same period includes base salary paid in each year, STI paid in respect of each year, and payout of long-term incentive compensation that vested after the relevant performance period (i.e., the value at the time of vesting of restricted stock and PSUs that vested immediately after the year in question).

As the first chart below illustrates, the realized compensation of our Chief Executive Officer in 2017 was significantly less than target, and increased in line with our performance over the past two years, reflecting our continuing improved results. The 2019 increase in

28 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

realized compensation primarily reflected (a) the payout, albeit below target, of STI, which was reflective of the 11% increase in 2019 adjusted EBITDA over 2018, and (b) the payout at the maximum level (200%) of three-year cliff vesting PSUs (which were granted in January 2017) as a result of our TSR outperforming all of our PSU peer companies over the three-year performance period.

The second chart graphically depicts our TSR performance over the three-year performance measurement period for our PSUs granted in 2017 compared to the TSRs of the peer companies identified in the 2017 PSU award agreements. The combination of our relative TSR performance, and the continued improvement of our adjusted EBITDA, was reflected in the 2019 realized compensation of our Chief Executive Officer.

We believe our continued delivery of improved earnings in 2019 again demonstrated our operational performance in a challenging market, especially as compared to our peers, and the trend of our stock price during that period reflects those results. As the first chart below illustrates, the compensation for our Chief Executive Officer has been aligned with our earnings results and the returns to our shareholders throughout the downturn in our industry that has persisted for the past several years. We believe that this reflects how well the business has been managed by our executive leadership during this period.

(1)

The realized compensation levels shown include base salary paid in each year, STI paid in respect of each year, and payout of long-term incentive compensation that vested after each year (i.e., the value at the time of vesting of restricted stock and cliff vesting PSUs that vested immediately after the year in question).

(2)

Value of PSU payout, which was determined by our three-year stock performance compared to that of our peer group companies (as set forth in the applicable award agreement), vesting immediately after the applicable year.

(3)	Value of time-vesting restricted stock vesting immediately after the applicable year (separate annual grants over the past three years).
(4)	Represents stock price during the three-year period beginning January 2, 2017 and ending December 31, 2019.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 29

COMPENSATION DISCUSSION AND ANALYSIS

(1)

We define TSR for this three-year period as the average stock price for the 20 trading days prior to December 31, 2019 divided by the average stock price for the 20 trading days prior to January 1, 2017.

2019 Executive Compensation Program

The following charts show the elements of 2019 executive compensation approved by the Compensation Committee, including target level STI opportunity and long-term incentives at grant date fair value. For our Chief Executive Officer and other NEOs, a significant portion of 2019 compensation that could be earned was based on the performance of those at-risk compensation elements (86% and 77%, respectively).

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COMPENSATION DISCUSSION AND ANALYSIS

Because we expected industry conditions to remain challenging in 2019, the Compensation Committee determined to maintain 2019 total targeted compensation (i.e., base salary, STI target and long-term incentive award values) at the same levels as 2018 for all NEOs, other than one NEO who was promoted in May 2019 to an executive officer position following Ms. Johnson’s retirement from the Company.

Our 2019 STI program was based on the sole metric of adjusted EBITDA; the Compensation Committee continued to view this financial metric as the most important business driver in the lingering industry environment as it is reflective of utilization, rates and cost management.

As in prior years, our 2019 executive long-term incentive program was based on our stock price performance.

Half of the long-term incentive award was comprised of time-vesting restricted stock, the value of which (when and after vested) depends on our absolute stock price. The other half of the award was comprised of cliff-vesting PSUs, the payout (if any) of which reflects not just the stock price at the time of payout, but also the relative TSR performance of the Company over a three-year performance period compared to that of a designated peer group.

The overall design of the 2019 executive compensation program, in which STI payouts are based on annual adjusted EBITDA and long-term incentive payouts are based on stock price performance (on both an absolute basis and as compared to our peers), demonstrates our compensation philosophy of supporting the alignment of executive management and shareholder interests, both during times of industry booms and industry stress.

Key Features of Our 2019 Executive Compensation Program
What We Do	What We Don’t Do

✓ Substantial focus on performance-based pay	NO hedging of our stock NO tax gross-ups in post-2008 agreements NO single trigger change of control payments NO guaranteed salary increases NO guaranteed bonuses NO perquisites
✓ Balance of short- and long-term incentives
✓ Use formulaic annual bonus structure tied to stretch Helix financial performance and full payout requires beating, not just meeting, budget
✓ Align executive compensation with shareholder returns through long-term incentives
✓ Retain an independent external compensation consultant
✓ Consider peer group benchmarks when establishing compensation

✓ Maintain Incentive Award Recoupment Policy which can result in clawback of executive compensation

✓ Impose robust stock ownership guidelines for our Section 16 officers and our directors

✓  Allow pledging of stock only if certain stringent quantitative requirements are met (including limiting the amount of stock being pledged) and the transaction is also approved by the Board considering a variety of factors

✓ Maintain a strong risk management program, which includes monitoring the effect of our compensation programs on risk taking

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 31

COMPENSATION DISCUSSION AND ANALYSIS

B.         EXECUTIVE COMPENSATION PROCESS

The executive compensation process is led by the Compensation Committee, which has overall responsibility for reviewing, evaluating and approving Helix’s executive compensation policies, plans, programs and agreements. Our management provides input on performance and achievements, and an independent compensation consultant provides competitive market data and advises the Compensation Committee on program design.

The following summarizes the allocation of responsibilities associated with our executive officer compensation program:

Compensation Process Participants
Compensation Committee (comprised of four independent directors)	• Oversees and approves program principles and philosophies
• Determines short-term incentive program design and STI metrics for our executive officers
• Determines design of long-term incentive program for our executive officers
• Determines all levels of compensation for each of our executive officers including base salary, STI targets, and long-term incentive awards
• Reviews and approves payouts under performance-based short-term and long-term incentive programs for our executive officers

•   Considers all other arrangements, policies and practices related to our executive officer compensation program such as employment agreements, clawback policy, change in control arrangements, stock ownership policies, and policies regarding hedging and pledging

• Does not delegate any of its functions or authority to management regarding compensation for our executive officers
• Has exclusive authority to retain and terminate any independent compensation consultant

•   Oversees aspects of our compensation arrangements affecting our executive officers as well as our non-executive employees, such as our Employees’ 401k Savings Plan, 2005 Long Term Incentive Plan and ESPP

Independent Compensation Consultant	• Retained by, and performs work at the direction and under the supervision of, the Compensation Committee

•   Provides advice, research and analytical services on subjects such as trends in executive compensation, executive officer compensation program design, peer and industry data, and independent director compensation

• Reviews and reports on Compensation Committee materials, participates in Compensation Committee meetings, and communicates with the Compensation Committee between meetings
• Provides no services to Helix other than those provided directly to or on behalf of the Compensation Committee
Management	• CEO provides input with respect to base salary, STI targets and long-term incentive award values for executive officers other than himself

•   CEO provides information on Helix’s short-term and long-term business and strategic objectives for consideration by the Compensation Committee in structuring the STI program and performance-based long-term incentive awards

• CEO provides the Compensation Committee a performance assessment of each executive officer

Competitive Benchmarking Process

In general, and consistent with a performance based compensation philosophy, the Compensation Committee seeks to ensure that executive base pay is within a competitive range of the peer group median, with an opportunity to earn greater overall compensation in the event such is warranted by our financial and stock price performance. The exact level of targeted compensation for each NEO varies based on the individual’s role in Helix, his or her experience, and his or her contribution to our success.

The Compensation Committee compares the total compensation for each NEO position to the compensation paid for similar positions by companies in

32 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

our peer group, as set forth in our peer companies’ proxy statements for the prior year. The Compensation Committee’s independent consultant proposes companies to be included in our peer group and the methodology for selecting that peer group; the consultant may consult with management to ensure that the most appropriate companies are selected, including from the perspective of similarity of business lines and competition for talent. The Compensation Committee then reviews and, if applicable, approves the proposed peer group for the applicable compensation year, as it deems appropriate.

For 2019 compensation, the Compensation Committee used Willis Towers Watson (“Willis Towers”) as its independent consultant. The Compensation Committee determined that Willis Towers is independent from Helix’s management, based on information received from Willis Towers including information responsive to six specifically listed factors set forth in the NYSE’s rule requiring that compensation committees consider factors relevant to a consultant’s independence in connection with the consultant’s engagement.

It can be difficult to select an appropriate peer group for our Company. We operate in a very competitive environment. The services that we provide are unique given that we focus on offshore well intervention and robotics. Certain of our competitors are substantially larger with greater financial and other resources; others may be smaller and willing to take on additional risks. Drilling rigs have become competition for limited work, but we are not a drilling company. Many of our principal competitors are international companies that compensate differently from U.S. companies for a variety of reasons and/or do not publish the same type of compensation information as U.S. companies do, or are subsidiaries of a much larger provider of services in the industry.

In determining our peer group, we strive to define the market for our executive talent using a sizable group of companies that are comparable to us in both line of business and size. However, because we do not have a sizeable number of direct competitors, there are challenges in identifying companies to comprise our peer group.

Notably, no changes to executive compensation levels were made in 2019 other than for an executive who was promoted in May. Therefore the principal impact of using peer companies was for TSR comparison purposes pursuant to our 2019 PSU awards. The incorporation of larger companies into a peer group for TSR performance comparison purposes can have differing effects on a resulting payout, depending on a variety of factors such as the larger companies’ expanded resources or resistance to market volatility, or conversely the smaller companies’ corporate flexibility or ability to take on increased risk in hopes of higher rewards.

In selecting a peer group for 2019 compensation, several changes were made from the prior year’s peer group. Three companies (Hornbeck Offshore Services, Inc., Rowan Cos. Plc and Tidewater, Inc.) were removed as either not meeting primary screening criteria and therefore not a good comparator, or potentially facing a bankruptcy or a merger transaction. To replace the eliminated companies, the Compensation Committee reviewed a report by Willis Towers applying several screening criteria to a group of potential peer companies (primarily revenue and business lines, but also earnings, total assets and market capitalization) and selected the most appropriate companies within the screen criteria. Following a discussion with Willis Towers regarding the suggested deletions and additions, the Compensation Committee selected the peer group set forth below for 2019 executive compensation. We believe that the companies identified in the chart below are the best and most appropriate companies for benchmarking compensation which helps attract and retain highly qualified, experienced and technically proficient executives with well-developed management, operational, and marketing skills needed to excel in our industry.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Peer Company Data ($ in millions)
Peer Companies	Industry	Revenue (LTM)(1)	Assets (LTM)	Net Income (LTM)	EBITDA (LTM)(1)(2)	Market Cap(3)
McDermott International, Inc.	Oil and Gas Equipment and Services	$6,705	$9,440	-$2,687	$309	$1,181
Superior Energy Services, Inc.	Oil and Gas Equipment and Services	$2,130	$2,216	-$858	$339	$518
Oceaneering International, Inc.	Oil and Gas Equipment and Services	$1,909	$2,825	-$212	$145	$1,192
Valaris plc	Oil and Gas Drilling	$1,705	$14,024	-$640	$248	$1,547
Oil States International, Inc.	Oil and Gas Equipment and Services	$1,088	$2,004	-$19	$117	$856
Forum Energy Technologies, Inc.	Oil and Gas Equipment and Services	$1,064	$1,830	-$374	$44	$448
Noble Corporation plc	Oil and Gas Drilling	$1,036	$9,265	-$885	$346	$647
TETRA Technologies, Inc.	Oil and Gas Equipment and Services	$999	$1,386	-$62	$151	$211
Newpark Resources, Inc.	Oil and Gas Equipment and Services	$947	$916	$32	$110	$624
SEACOR Holdings Inc.	Oil and Gas Equipment and Services	$836	$1,471	$58	$141	$675
Frank's International N.V.	Oil and Gas Equipment and Services	$522	$1,194	-$91	$17	$1,171
Dril-Quip, Inc.	Oil and Gas Equipment and Services	$385	$1,193	-$96	$5	$1,074
75th Percentile		$1,756	$4,435	-$51	$263	$1,173
Median		$1,050	$1,917	-$154	$143	$766
25th Percentile		$919	$1,338	-$694	$94	$597
Helix Energy Solutions Group, Inc.	Oil and Gas Equipment and Services	$740	$2,348	$29	$154	$802
Percent Rank		15%	66%	90%	64%	52%

(1)	Revenue and EBITDA values reflect most recent fiscal year end data available at time of analysis.
(2)

Other companies may calculate EBITDA and adjusted EBITDA differently from the way we do, which may limit their usefulness as comparative measures. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for, but instead are supplemental to, income from operations, net income or other income data prepared in accordance with GAAP.

(3)	Data from S&P Capital IQ is representative of information disclosed as of 12/31/2018.

We believe these companies were appropriate for compensation benchmarking for 2019 because:

•	They were companies that were likely competition for our executive talent;
•	The median overall size was of comparable size to us; and/or
•	Each company was within our same general industry.

Tax and Accounting Considerations

The Compensation Committee and Helix management consider the accounting and tax impacts of various compensation elements when designing our executive compensation programs and making other compensation decisions. These considerations, however, are secondary to meeting the overall objectives of our executive compensation programs.

Pursuant to the Tax Cuts and Jobs Act (the “2017 Tax Act”) that was signed into law in December 2017, under Section 162(m) of the Internal Revenue Code of 1986, as amended, all compensation (other than certain grandfathered arrangements) in excess of $1 million will be non-deductible, including compensation that, prior to the enactment of the 2017 Tax Act, qualified as performance-based compensation that could be deducted under prior law and was excluded from the $1 million limitation on deductibility. Although the Compensation Committee does consider the accounting and tax impacts of its compensation decisions, including the potential application of Section 162(m), it may approve compensation that exceeds the $1 million limit in order to ensure competitive levels of compensation for our executive officers. Tax deductibility does not drive the Compensation Committee’s compensation decisions, and as a result, certain compensation paid to our NEOs may not be deductible by Helix for tax purposes. The Compensation Committee will continue to take into account all applicable facts and circumstances in exercising its business judgment with respect to appropriate compensation plan design.

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COMPENSATION DISCUSSION AND ANALYSIS

C.         COMPENSATION PHILOSOPHY AND OBJECTIVES

Helix’s compensation program is based on the philosophy that our executive management team should be aligned with our shareholders, and that our executives should be incentivized and rewarded for performance that advances business goals and the creation of sustainable value in all business cycles, leading to shareholder value creation. Our overall compensation program is designed to achieve four key objectives: attracting, retaining and motivating qualified executives, advancing our business strategy and creating long-term value, aligning management’s and shareholders’ interests, and discouraging undue risk taking.

Implementing our business model and strategy in a cyclical business environment requires input from highly qualified, experienced and technically proficient executive officers. We rely on our executive officers to operate effectively in both positive and negative industry environments. They are charged with being able to develop and execute Helix’s business strategy to achieve value for shareholders through all fluctuations of our business. The Compensation Committee believes our executive compensation program helps us attract, retain and motivate qualified, experienced and technically proficient executive officers through a range of business cycles.

We strive to pay base salaries for our executives near the median level compared to our peers, and to allow our executives to earn greater levels of short-term and long-term compensation only when our financial performance and shareholder returns warrant compensation at those higher levels. The Compensation Committee believes that both the structure and results of our 2019 executive compensation program reflect our positive financial results and relative shareholder return during our current industry cycle.

The following table summarizes the objectives of Helix’s executive compensation program and the particular compensation practices and elements that support each objective.

Objective	Practice

Attract, retain and motivate executives through range of cycles	• Retain independent compensation consultant for advice on competitive landscape

•   Target total compensation at competitive market levels, and allow executives to earn total compensation above the median of the range only when warranted by stretch financial performance and relative shareholder return

• Consider each executive’s roles, responsibilities and goals

Advance business strategy and long-term value creation	• Balance short- and long-term performance incentives with heavier emphasis on the longer term
• Compensate based on overall Helix performance, implementation by NEOs of business strategies, and achievement of annual stretch financial objectives and stock price performance

• Establish and enforce stock ownership guidelines
Align management and shareholder interests	• Pay out long-term incentive performance-based compensation based on sustained stock price performance considering the cyclical nature of our industry

• Consider shareholder views in establishing compensation policies and levels

Discourage undue risk taking	• Substantial portion of total compensation is “at-risk”
• Significant portion of “at-risk” compensation is longer-term, performance-based and cliff-vesting
• Maintain clawback policy providing for potential recoupment of executive compensation
• Maintain stock ownership guidelines
• Maintain prohibition of hedging and stringent limitations on pledging of stock

Consideration of Risk

Our compensation program is balanced and primarily focused on the long term, which is consistent with our strategy and business model. The greatest amount of compensation can be achieved through consistent, superior performance over sustained periods of time. In addition, significant amounts of compensation are paid

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COMPENSATION DISCUSSION AND ANALYSIS

out over time, specifically the long-term incentive awards. These practices, along with our clawback policy, stock ownership guidelines and a policy prohibiting NEOs from hedging and limiting NEOs’

pledging of Helix stock, incentivize executives to manage Helix for the longer term, while discouraging them from taking undue risk in the short term.

Clawback Policy

We have implemented an Incentive Award Recoupment Policy, or “clawback” policy, that provides for recoupment of executive compensation, whether cash or equity, in certain circumstances. Under the policy, the Board may recoup certain executive compensation from our Chief Executive Officer or Chief Financial Officer in

the event either (i) the Company revises its previously issued financial statements for the purpose of correcting material errors or (ii) such person engages in misconduct that the Board believes has caused material financial, operational or reputational harm to the Company.

Stock Ownership Guidelines

We have in place stock ownership guidelines for our Section 16 officers and our independent directors. These covered persons have five years from the date they become subject to the guidelines to accumulate the equity necessary to comply with the guidelines. The forms of equity ownership that can be used to satisfy the guidelines include shares of our common stock owned directly, shares of our common stock owned indirectly (e.g., by a spouse or a trust), and time-vested restricted stock. The ownership guidelines are as follows:

•	Independent Board Members – five times annual cash retainer
•	President and Chief Executive Officer – six times current base salary
•	Executive Vice Presidents – three times current base salary

Hedging and Pledging Policy

Helix considers it inappropriate for any director, officer or employee to enter speculative transactions in our stock. Therefore, we have a policy that prohibits the purchase or sale of puts, calls or options based on our securities, or the short sale of our securities. Directors, officers and other employees may not purchase Helix securities on margin. The policy prohibits the hedging of our stock and imposes discrete stringent limitations on the ability to pledge Helix stock.

Because much of the net worth and compensation of our executives consists of Helix stock, our executives may prefer to pledge stock as collateral for a loan rather than selling Helix stock to meet cash needs. However, any significant sale of that collateral into the market may have adverse consequences (at least in the short term) on our stock price. Accordingly, Helix’s policy provides that directors and officers may pledge our stock only if the pledged stock does not exceed:

•	Senior Vice Presidents, Vice Presidents and other Section 16 officers not listed above – two times current base salary

The value of an individual’s holdings is based on the average of the closing price of a share of our common stock for the previous calendar year. There are penalties for non-compliance, which may include the retention of a portion of a participant’s vested shares or the participant receiving grants of equity in lieu of cash compensation until compliance is achieved; waivers may be granted for certain hardship issues. As of December 31, 2019, all of our directors and Section 16 officers were in compliance with the stock ownership guidelines, other than Mr. Gatti who joined the Board in August 2018, Ms. Nelson who joined the Board in August 2019, and Mr. Neikirk who was promoted to Senior Vice President in May 2019 (with each such person within the five-year window in which to achieve compliance).

•	25% of the director’s or officer’s total holdings;
•	2% of Helix’s outstanding securities; and
•	200% of Helix’s average daily trading volume over the three months prior to the transaction.

In addition, every pledge transaction must be specifically approved by the Board. In assessing a potential pledging transaction, the Board may consider any factors it deems appropriate and relevant, including whether the indebtedness secured by the pledged stock is non-recourse, whether the director or officer has other assets to satisfy the loan, whether the stock pledged was purchased (as opposed to granted as compensation by Helix), and any mechanisms in the pledge transaction that are in place to avoid undesirable transactions in Helix’s securities.

At this time, there are no outstanding pledges of our stock by any of our directors or officers.

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COMPENSATION DISCUSSION AND ANALYSIS

D.	2019 EXECUTIVE COMPENSATION COMPONENTS

During fiscal 2019, the primary components of compensation for our NEOs consisted of:

•	A base annual salary
•	A short-term cash incentive opportunity based on 2019 financial results
•	A long-term incentive award in the form of cliff-vesting PSUs
•	A long-term incentive award in the form of time-vesting restricted stock

We use each element of compensation to satisfy one or more of our stated compensation objectives. The Compensation Committee’s goal is to achieve the appropriate balance between short-term cash incentives for achievement of stretch annual financial performance targets and long-term incentives to promote achievement of sustained value over the longer term.

The following table sets forth the total target 2019 compensation for each NEO, broken out by base salary, STI target and fair value of long-term incentive awards at grant date. Following that is a more detailed discussion of each element of our NEOs’ 2019 compensation. Other than for Mr. Neikirk, who became an executive officer in May 2019, there were no changes from 2018 levels.

Named Executive Officer	2019 Base Salary	2019 STI Target	2019 Long-Term Incentive Award	Total Target Direct Compensation
Owen Kratz	$700,000	$1,050,000	$3,200,000	$4,950,000
Scotty Sparks	$375,000	$375,000	$1,075,000	$1,825,000
Erik Staffeldt	$375,000	$375,000	$1,075,000	$1,825,000
Ken Neikirk(1)	$300,000	$300,000	$150,000	$750,000
Alisa B. Johnson(2)	$360,000	$360,000	$1,050,000	$1,770,000

(1)

Mr. Neikirk’s salary and STI target shown above reflect the amounts determined by the Compensation Committee for him in the position of Senior Vice President, General Counsel and Corporate Secretary, beginning in May 2019 when he was promoted to that position. In connection with that promotion, the Compensation Committee increased both Mr. Neikirk’s base pay from $234,742 to $300,000 and his STI target from 75% of his base pay to 100% of his base pay, all prorated for 2019 based on the position he held. Thus, for the entirety of 2019, Mr. Neikirk’s salary on a blended basis was $276,296, and his STI target on a blended basis was $258,685. Mr. Neikirk’s 2019 long-term incentive award was issued in January 2019 and therefore did not reflect his promotion in May 2019.

(2)

Ms. Johnson retired from Helix on July 1, 2019. Until May 1, 2019, she served as our Executive Vice President, General Counsel and Corporate Secretary. Pursuant to her 2017, 2018 and 2019 PSU award agreements, she will only vest in the number of units equal to the units originally granted multiplied by a fraction, the numerator of which is the number of full months she was employed during the three-year performance period and the denominator of which is 36. With respect to Ms. Johnson’s 2017 PSU award, the number of units that can vest is 49,603 out of the 59,524 originally granted. With respect to Ms. Johnson’s 2018 PSU award, the number of units that can vest is 34,815 out of the 69,629 originally granted. With respect to Ms. Johnson’s 2019 PSU award, the number of units that can vest is 16,174 out of the 97,043 originally granted. Pursuant to an Equity Compensation Agreement dated May 1, 2019, Ms. Johnson’s then-outstanding unvested restricted stock, consisting of 163,305 shares, was accelerated as of that date.

Base Salary Determination

In establishing base salaries for our executive officers, the Compensation Committee considers a number of factors including:

•	The executive’s job responsibilities
•	Individual contributions
•	Level of experience and personal compensation history
•	Peer company data

NEO base salary is generally set at the regularly scheduled December meeting of the Compensation Committee in the preceding year. There were no increases to 2019 base salaries from 2018 levels for any of our NEOs other than for Mr. Neikirk, who became our Senior Vice President, General Counsel and Corporate Secretary in May 2019 (at which point his base salary was increased). Our Chief Executive Officer’s base salary has not changed since 2008; our former

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Vice President, General Counsel and Corporate Secretary’s base salary had not changed since 2012; our Executive Vice President and Chief Operating Officer’s salary had not changed since February 2016 when he was promoted to that position;

and our Executive Vice President and Chief Financial Officer’s salary had not changed since January 2018. Following are the NEOs’ base salaries for 2018 and 2019:

Base Salaries for 2018 and 2019
Named Executive Officer	2018 Base Salary	2019 Base Salary	Percent Increase
Owen Kratz	$700,000	$700,000	0.0%
Scotty Sparks	$375,000	$375,000	0.0%
Erik Staffeldt	$375,000	$375,000	0.0%
Ken Neikirk(1)	$224,742	$300,000	33.5%
Alisa Johnson	$360,000	$360,000	0.0%

(1)

Mr. Neikirk’s annual base salary for 2018 reflected his then role as Corporate Counsel, Compliance Officer and Assistant Secretary. Mr. Neikirk’s base salary was increased in May 2019 when he was promoted from that position to become our Senior Vice President, General Counsel and Corporate Secretary. Mr. Neikirk’s 2019 base salary set forth above, as well as the percentage increase from his 2018 base salary, reflect the base annual salary determined by the Compensation Committee for his new role, and began upon his promotion in May 2019. Mr. Neikirk’s salary for 2019 on a prorated (blended) basis was $276,296, which blended salary constituted a 22.9% increase from his 2018 base salary level.

Short-Term Cash Incentive Program

For the past several years, we have substantially aligned our annual short-term cash incentive program for executive officers with that of our entire onshore workforce. The program consists of a cash STI opportunity designed to reward employees, including our executive officers, for the achievement of certain stretch corporate financial goals in a given year. Payouts, if earned, are typically made in March of the year following the applicable performance year.

The STI target for each executive officer is a percentage of his or her salary. Individual NEO STI targets for a given year are generally established at the December meeting of the Compensation Committee in the prior year (at the same time base salary and long-term incentive awards are determined), and STI metrics are generally established at the Compensation Committee’s first regular meeting of the applicable year.

In February 2019, the Compensation Committee approved the 2019 STI program for Helix’s executive officers. Given the continuing challenging industry conditions, and the importance of utilization of our business assets and cost efficiency and containment, the Compensation Committee reaffirmed that achieving a certain level of adjusted EBITDA was again the key financial objective for Helix and its shareholders, and thus should be the sole financial metric for determining

STI payout in 2019. Also as with the prior years’ programs, there was for 2019 a significant “stretch” element in the STI metrics — to earn a target payout, adjusted EBITDA had to exceed the Board-approved 2019 adjusted EBITDA budget for the Company.

For 2019, up to 25% of target could be earned in the event three tiers of adjusted EBITDA were achieved; the tiers, notable milestones and potential payouts at each EBITDA tier are shown in the chart below. With the limited visibility in the current market conditions as to the feasibility of attaining any specific level of EBITDA, this tiered approach was designed to provide executives and employees an STI payment that would be meaningful if a certain financial performance level is achieved (which itself is not completely predictable in the current market), but not in an amount that would negatively affect adjusted EBITDA to a significant extent if the Company is not able to achieve its adjusted EBITDA budget.

Beyond the three tiers of STI payout depicted below, once the Company achieved 2019 adjusted EBITDA of $175 million, a pool of funds (called the “incremental profit pool”) consisting of 50% of adjusted EBITDA in excess of $175 million up to the maximum target levels for all employee participants (including executive officers) would be formed, payout of which would be allocated among such participants, including our

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executive officers, based on their STI targets, provided that no executive officer could earn an STI payout in excess of his or her maximum level set by the Compensation Committee. Thus it was possible for an NEO to earn an STI payout below or above his or her target amount, but not above a maximum level. For

2019 and as with prior years’ STI programs, any STI payout was capped (regardless of Company financial performance) at approximately 133%, a maximum threshold which we believe is significantly lower than those of our peers.

Set forth below are the 2019 adjusted EBITDA targets at which various levels of STI payouts could be earned.

	2019 Adjusted EBITDA	STI Payout %
Threshold	$160 million	5%
	$165 million	10%
	$175 million	25%
Target	$183 million	100%
Maximum	$187 million	Approximately 133%

For 2019 the target and maximum STI levels for each NEO were as follows:

Named Executive Officer	Target	Maximum
Owen Kratz	$1,050,000	$1,400,000
Scotty Sparks	$375,000	$499,000
Erik Staffeldt	$375,000	$499,000
Ken Neikirk(1)	$258,685	$344,051
Alisa Johnson	$360,000	$479,000

(1)

Amounts for Mr. Neikirk represent his actual (blended) 2019 STI opportunity, which was prorated for the period during 2019 during which he served as Helix’s Corporate Counsel, Compliance Officer and Assistant Secretary (in which position his STI target was 75% of his base salary of $234,742) and for the period during 2019 which he served as Helix’s Senior Vice President, General Counsel and Corporate Secretary (in which position his STI target was 100% of his base salary of $300,000).

The following are the 2019 STI targets and actual payouts for each NEO. Adjusted EBITDA for 2019 was $180 million. Because the pre-budget tiers were met and there was also an incremental profit pool that was available for payout under the program, our executive officers (other than Ms. Johnson) were each paid STI at 78.95% of target, in the amounts set forth below:

Short-Term Incentive Payouts: Target v. Actual
Named Executive Officer	Target	Actual
Owen Kratz	$1,050,000	$828,975
Scotty Sparks	$375,000	$296,063
Erik Staffeldt	$375,000	$296,063
Ken Neikirk(1)	$258,685	$204,232
Alisa B. Johnson(2)	$360,000	—

(1)

Mr. Neikirk’s target STI as described above is the blended amount for 2019 (during which year he served in two different positions with different compensation in each), consisting of a target of $176,057 (75% of his then base salary) in his position of Corporate Counsel, Compliance Officer and Assistant Secretary prior to his promotion in May 2019 and a target of $300,000 (100% of his new base salary) in his position as Senior Vice President, General Counsel and Corporate Secretary thereafter, both target amounts prorated for the number of days served in each position during the year.

(2)	Ms. Johnson retired from the Company on July 1, 2019. Pursuant to the terms of the STI program, no amounts are due for the year in which retirement occurs.

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COMPENSATION DISCUSSION AND ANALYSIS

Long-Term Incentive Awards

The Compensation Committee believes that equity-based incentive awards serve to align the economic interests of our executive officers with those of our shareholders. We believe that our restricted stock and PSU awards (the payout of which is based on our TSR over a three-year performance period compared to that of our peer group) provide proper incentives to avoid undue risk taking while increasing long-term shareholder value. We also believe that these awards are an important retention tool with respect to our NEOs.

In determining the value of each NEO’s long-term incentive award, the Compensation Committee typically reviews the data provided by its independent compensation consultant, historical awards and the Chief Executive Officer’s recommendation regarding the long-term incentive award for each NEO, and makes its determination at its regularly scheduled December meeting.

2019 Long-Term Incentive Awards

Like the annual long-term incentive awards to our NEOs since 2015, the 2019 long-term incentive awards consisted of: (1) 50% in the form of a cliff-vesting PSU award and (2) 50% in the form of a time-vesting restricted stock award. Thus half of the total award pays out depending on how our TSR compares to that of our PSU peers as opposed to the absolute price of our own stock, which may be influenced by general industry or macroeconomic conditions that may exist at various points in time, rather than our own financial performance.

The Compensation Committee determined in December 2018 that the total value of the 2019 long-term incentive award opportunities for Mr. Kratz, Mr. Sparks and Ms. Johnson would be the same as the prior year. The value of the long-term incentive award to Mr. Staffeldt (who was promoted in February 2019 to Executive Vice President and Chief Financial Officer) was increased from the prior year (from $750,000 to $1,075,000) to reflect his promotion. The long-term incentive award to Mr. Neikirk (who was not made an executive officer until May 2019) was a $150,000 time-vesting cash award.

Set forth below are the long-term incentive awards granted in January 2019 to each of our NEOs.

2019 Long-Term Incentive Awards
Named Executive Officer	PSU Awards (50%)	Restricted Stock Awards (50%)	Total Value of LTI Awards
Owen Kratz	295,749	295,749	$3,200,000
Scotty Sparks	99,353	99,353	$1,075,000
Erik Staffeldt	99,353	99,353	$1,075,000
Ken Neikirk(1)	—	—	$150,000
Alisa B. Johnson	97,043	97,043	$1,050,000

(1)	As Mr. Neikirk was not an NEO until May 2019, his grant was a time-vesting cash award in the amount of $150,000.

2019 PSU Awards

In January 2019, each NEO (other than Mr. Neikirk who was not an NEO at the time) received a PSU award pursuant to our 2005 Long Term Incentive Plan. Each unit represents the contingent right to receive at vesting one share of our common stock. These awards are to be paid out in shares of Helix common stock. The PSU awards vest entirely after a three-year period with the final number of shares issued based on our TSR relative to that of a group of peer companies (as set forth in the applicable PSU award agreement, and which are the same companies used for 2019 compensation benchmarking) over the same three-year period. The maximum number of shares that may be issued at vesting is 200% of the number of units awarded and the minimum is zero. The total shareholder return formula for the 2019 PSU awards is computed using our stock price as follows:

40 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

Ending Price – Beginning Price + Dividends*	= Total Shareholder Return
Beginning Price

*Dividends, if any paid over the performance period; Beginning Price being the average closing price of the last 20 trading days of 2018 and the Ending Price being the average closing price of the last 20 trading days of 2021.

The TSR performance threshold required for any payout of the PSUs issued in 2019 is the 30th percentile of the peer group (in which case 50% of PSUs are paid out) and the TSR performance requirement for a maximum payout is the 90th percentile of the peer group (in which case 200% of PSUs granted are paid out). Payout between the 30% threshold and the 90% maximum is calculated on a linear basis. In the event TSR performance falls below the 30th percentile, no payout of PSUs is earned.

2019 Restricted Stock Awards

In January 2019, each NEO (other than Mr. Neikirk who was not an NEO at the time) received a time-vesting restricted stock award pursuant to our 2005 Long Term Incentive Plan. The restricted stock awards vest over a three-year period in one-third increments on each anniversary of the grant date.

Payouts of Prior Long-Term Incentive Awards

Our executive officers had long-term incentive awards that vested immediately after the end of 2019 the payout of which was based on the performance of our common stock, i.e., an annual vesting for each of the 2017, 2018 and 2019 restricted stock awards, and the cliff-vesting of the 2017 PSU awards.

With respect to the cliff vesting of the 2017 PSU awards at the end of the performance period ending

December 31, 2019, Helix’s three-year TSR exceeded that of its all of its PSU peers and fell into the highest quintile of the peer group; therefore 200% of the granted PSUs was earned by our executive officers. This award was settled in stock based on our closing stock price on December 31, 2019, which was 206% of the value of each unit at grant date.

Perquisites and Benefits

Our NEOs are not entitled to any benefits that are not otherwise available to all our employees. We do not provide pension arrangements, free or subsidized post-retirement health coverage or similar benefits to our NEOs.

We offer a variety of health and welfare and retirement programs to all eligible employees. Helix’s executive officers are eligible for the same benefit programs on the same basis as the rest of our U.S. employees. Our health and welfare programs include medical, pharmacy, dental, vision, life insurance and accidental death and disability insurance. In addition, we offer a retirement program intended to supplement our employees’ personal savings and social security. Our retirement program for our U.S. employees, including our executive officers, consists solely of our Helix Energy Solutions Group, Inc. Employees’ 401(k) Savings Plan.

At their meetings in February 2016, the Compensation Committee and Board resolved to suspend Helix’s discretionary matching contributions to our employees’ 401(k) accounts for an indefinite period. At their meetings in December 2018, the Compensation Committee and Board resolved to reinstate Helix’s discretionary matching contributions at the 50% level of participating employees’ pre-tax contributions up to 5% of the employees’ compensation subject to contribution limit in April 2019. All executive officers except for Mr. Sparks participate in our 401(k) plan.

Severance and Change in Control Arrangements

We believe that the competitive marketplace for executive talent and our desire to retain our executive officers require us to provide our executive officers with certain severance benefits. In addition, we believe that the interests of our shareholders are served by having limited change in control benefits for executive officers who would be integral to the success of, and are most likely to be impacted by, a change in control. In

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 41

COMPENSATION DISCUSSION AND ANALYSIS

November 2008, Mr. Kratz and Ms. Johnson executed amended and restated employment agreements with the Company. Messrs. Sparks, Staffeldt and Neikirk each executed an employment agreement in May 2015, June 2017 and May 2019, respectively, in connection with their promotion to an executive officer position. Messrs. Sparks’s, Staffeldt’s and Neikirk’s employment agreements do not have a “gross-up,” or excise tax protection, provision.

The employment agreements with our NEOs contain severance benefits in the event the executive’s employment is terminated by Helix “Without Cause” or the executive terminates his or her employment for “Good Reason,” as those terms are defined in the agreements. The employment agreements generally contain benefits payable to the executive officer if the executive officer terminates his or her employment for “Good Reason” or is terminated “Without Cause” within a two-year period following a “Change in Control.” We believe the provision of these benefits to be reasonable and customary within our peer group. For more information regarding the severance and change in control benefits, please refer to “Employment Agreements and Change in Control Provisions.”

In February 2012, the Compensation Committee adopted a policy that prohibits any future employment agreements with executive officers from containing “single trigger” change in control provisions, or “gross-up,” or excise tax protection, provisions. None of our executive officers’ employment agreements have a “single trigger” for payout of severance benefits in the event of a change of control.

Looking Ahead: Future STI and Long-Term Incentive Awards

For 2020, target and maximum STI levels for Mr. Kratz are the same as they were for 2019. For 2020, target and maximum STI levels for Mr. Sparks are $460,000 and $612,000, respectively, for Mr. Staffeldt are $440,000 and $585,000, respectively and for Mr. Neikirk are $360,000 and $479,000, respectively. Certain levels of adjusted EBITDA must be achieved to earn an STI payout; however, the Compensation Committee may apply negative discretion to downward adjust any executive officer’s payout. In addition, the Compensation Committee has the authority to make a discretionary award to individual executive officers, provided that such payments cannot exceed any individual’s maximum STI level.

The Compensation Committee regularly reviews the composition of our peer group. Given the complexities of our Company’s services, potential competitors and other special characteristics, beginning in 2020 we will bifurcate our Compensation peer groups, into a bespoke Benchmarking Peer Group for purposes of compensation comparators and an index-based Performance Peer Group for purposes of measuring the Company’s performance in connection with long-term incentive-based compensation. We believe this bifurcation will allow the Compensation Committee to account for our unique business model while at the same time continuing to hold us accountable for our performance against our overall industry.

Further, the Compensation Committee will consider the business and financial impact of the ongoing global health pandemic on the Company, our shareholders and our employees in evaluating 2020 performance as we gain more clarity this year and in early 2021.

E.	2019 SAY ON PAY VOTE

In 2019 we sought an advisory vote from our shareholders regarding our 2018 executive officer compensation and received a 99% favorable “say on pay” vote.

For 2019 compensation, the Compensation Committee continued to:

•	Maintain an STI program based on stretch adjusted EBITDA goals;
•	Approve a long-term incentive program tied to the performance of our common stock;
•	Pay our NEOs at approximately the median level unless our financial and TSR performance merits additional compensation;
•	Impose stock performance requirements for payout of PSU awards; and
•	Consider the outcome of our “say on pay” votes and our shareholder views when making future compensation decisions for our NEOs.

42 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee and management of Helix believe that the Company’s 2019 executive compensation:

•	Appropriately reflects Helix’s financial performance for the year as well as longer-term relative stock performance;
•	Demonstrates alignment of our NEOs’ interests with those of our shareholders;
•	Includes an appropriate overall mix of short- and long-term incentives to enhance shareholder value;
•	Advances Helix’s mission and business strategy; and
•	Helps attract, motivate and retain the key talent needed to ensure Helix’s long-term success.

For these reasons, the Board recommends that shareholders vote to approve the 2019 compensation for Helix’s NEOs.

F.	COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the above Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that this Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE:

James A. Watt, Chair

Amerino Gatti

John V. Lovoi

Jan Rask

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 43

EXECUTIVE OFFICERS OF HELIX

The executive officers of Helix are as follows:

Name	Age	Position
Owen Kratz	65	President and Chief Executive Officer
Scotty Sparks	46	Executive Vice President and Chief Operating Officer
Erik Staffeldt	48	Executive Vice President and Chief Financial Officer
Ken Neikirk	45	Senior Vice President, General Counsel and Corporate Secretary

Owen Kratz	PRESIDENT AND CHIEF EXECUTIVE OFFICER

Owen Kratz is President and Chief Executive Officer of Helix, and is a member of Helix’s Board of Directors. He was named Executive Chairman in October 2006 and served in that capacity until February 2008 when he resumed the position of President and Chief Executive Officer. He was appointed Chairman of the Board in May 1998 and served as Helix’s Chief Executive Officer from April 1997 until October 2006. Mr. Kratz served as President from 1993 until February 1999, and has served as a director of Helix since 1990. He served as Chief Operating Officer from 1990 through 1997. Mr. Kratz joined Helix in 1984 and held various offshore positions, including saturation diving supervisor, and management responsibility for client relations, marketing and estimating. From 1982 to 1983, Mr. Kratz was the owner of an independent marine construction company operating in the Bay of Campeche. Prior to 1982, he was a superintendent for Santa Fe and various international diving companies, and a diver in the North Sea. From February 2006 to December 2011, Mr. Kratz was a member of the Board of Directors of Cal Dive International, Inc., a publicly traded company that was formerly a subsidiary of Helix. Mr. Kratz has a Bachelor of Science degree from State University of New York (SUNY).

Scotty Sparks	EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

Scotty Sparks is Executive Vice President and Chief Operating Officer of Helix, having joined Helix in 2001. He served as Executive Vice President – Operations of Helix from May 2015 until February 2016. From October 2012 until May 2015, he was Vice President – Commercial and Strategic Development of Helix. He has also served in various positions within Helix’s robotics subsidiary, Canyon Offshore, Inc., including as Senior Vice President from 2007 to September 2012. Mr. Sparks has over 29 years of experience in the subsea industry, including Operations Manager and Vessel Superintendent at Global Marine Systems and BT Marine Systems.

44 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE OFFICERS OF HELIX

Erik Staffeldt	EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Erik Staffeldt was appointed Executive Vice President and Chief Financial Officer of Helix in February 2019. Prior thereto he was Senior Vice President and Chief Financial Officer beginning in June 2017. Mr. Staffeldt oversees Helix’s finance, treasury, accounting, tax, information technology and corporate planning functions. Since joining Helix in July 2009 as Assistant Corporate Controller, Mr. Staffeldt has served as Director – Corporate Accounting from August 2011 until March 2013, Director of Finance from March 2013 until February 2014, Finance and Treasury Director from February 2014 until July 2015, and Vice President – Finance and Accounting from July 2015 until June 2017. Mr. Staffeldt was also designated as Helix’s “principal accounting officer” for purposes of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder in July 2015. Mr. Staffeldt served in various financial and accounting capacities prior to joining Helix and has over 24 years of experience in the energy industry. Mr. Staffeldt is a graduate of the University of Notre Dame with a BBA in Accounting and an MBA from Loyola University in New Orleans, and is a Certified Public Accountant.

Ken Neikirk	SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

Ken Neikirk has served as Senior Vice President, General Counsel and Corporate Secretary of Helix since May 1, 2019. Mr. Neikirk has over 19 years of experience practicing law in the corporate and energy sectors, and has been a member of Helix’s legal department since 2007, most recently serving as Helix’s Corporate Counsel, Compliance Officer and Assistant Secretary from February 2016 until April 2019. Mr. Neikirk oversees Helix’s legal, human resources, and contracts and insurance functions. Prior to joining Helix Mr. Neikirk was in private practice in New York and Houston. Mr. Neikirk holds a Bachelor of Arts degree from Duke University and a Juris Doctor from the University of Houston Law Center.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 45

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the cash and non-cash compensation for the years ended December 31, 2019, 2018 and 2017, for our named executive officers: (1) the Chief Executive Officer and the Chief Financial Officer and (2) other than the Chief Executive Officer and the Chief Financial Officer, each of the three most highly compensated executive officers of Helix during 2019, including an executive officer who left Helix during 2019.

The table may not reflect the actual compensation received by the named executive officers for the three-year period. For example, amounts recorded in the stock awards column reflect the grant date fair value of the awards. The actual value of compensation realized by the named executive officer with respect to any equity award will likely vary from the grant date fair value due to stock price fluctuations and/or forfeitures.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Owen Kratz President and Chief Executive Officer	2019	$700,000	$-0-	$3,847,694	$828,975	$-0-	$5,376,669
	2018	$700,000	$-0-	$3,815,392	$1,289,400	$-0-	$5,804,792
	2017	$700,000	$-0-	$4,529,973	$427,350	$-0-	$5,657,323
Scotty Sparks Executive Vice President and Chief Operating Officer	2019	$375,000	$-0-	$1,292,583	$296,063	$-0-	$1,963,646
	2018	$375,000	$-0-	$1,281,722	$460,500	$-0-	$1,729,735
	2017	$375,000	$-0-	$1,307,794	$152,625	$-0-	$799,911
Erik Staffeldt(5) Executive Vice President and Chief Financial Officer	2019	$375,000	$-0-	$1,292,583	$296,063	$6,484	$1,970,130
	2018	$375,000	$-0-	$894,235	$460,500	$-0-	$2,117,222
	2017	$306,000	$50,000	$364,970	$78,941	$-0-	$1,835,419
Ken Neikirk(6) Senior Vice President, General Counsel and Corporate Secretary	2019	$276,296	$-0-	$-0-	$204,232	$5,311	$485,839

Alisa B. Johnson(7) Former Executive Vice President, General Counsel and Corporate Secretary	2019	$196,615(7)	$-0-	$1,262,530(8)	$-0-	$-0-	$1,459,145
	2018	$360,000	$-0-	$1,251,930	$442,080	$-0-	$2,054,010
	2017	$360,000	$-0-	$1,277,385	$146,520	$-0-	$1,783,905

(1)

For 2017, no salaries were increased except that when Mr. Staffeldt was promoted to the position of Senior Vice President and Chief Financial Officer in June 2017, his salary was increased by $105,000. The amount reflects this increase prorated for 2017. For 2018, no salaries were increased except for Mr. Staffeldt whose salary was increased by $25,000. For 2019, no salaries were increased except when Mr. Neikirk was promoted to the position of Senior Vice President, General Counsel and Corporate Secretary in May 2019. The amount shown for Mr. Neikirk in 2019 reflects the aggregate increase of $75,258 prorated for 2019.

(2)

Our long-term incentive program was structured such that the awarded value of restricted stock and PSUs was identical, based on the quoted closing market price of $5.41 per share of our common stock on December 31, 2018 for awards made in January 2019, $7.54 per share of our common stock on December 31, 2017 for awards made in January 2018, $8.82 per share of our common stock on December 31, 2016 for awards made in January 2017, and $5.26 per share of our common stock on December 31, 2015 for awards made in January 2016. The total grant value of long-term incentive awards to our named executive officers did not change for the years shown except for Mr. Staffeldt whose total grant value increased as a result of his promotions in 2017 and 2019. The amounts shown in this column, however, represent the grant date fair value of the restricted stock and PSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards are the same, the values for PSU awards are different. See the “Grant of Plan-Based Awards” table below for details of the 2019, 2018 and 2017 stock awards and the related grant date fair value.

The value ultimately realized by each named executive officer may or may not be equal to the FASB ASC Topic 718 determined value. No stock options were granted in 2019, 2018 or 2017.

(3)	The amounts shown in this column reflect the payments made to each named executive officer under Helix’s STI programs for the applicable performance year that are paid in March of the following year.

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EXECUTIVE COMPENSATION

The STI payments for 2019 were paid in March 2020 as follows: Mr. Kratz, $828,975; Mr. Sparks, $296,063; Mr. Staffeldt, $296,063; and Mr. Neikirk, $204,232. The STI payments for 2018 were paid in March 2019 as follows: Mr. Kratz, $1,289,400; Mr. Sparks, $460,500; Mr. Staffeldt, $460,500; and Ms. Johnson, $442,080. The STI payments for 2017 were paid in March 2018 as follows: Mr. Kratz, $427,350; Mr. Sparks, $152,625; Mr. Staffeldt, $78,941; and Ms. Johnson, $146,520.

Not included in the table are the payments made to our named executive officers upon the vesting of PSU awards. In January 2020, each of the following named executive officers received the following amounts in stock from their 2017 PSU awards, which were three-year cliff vesting based on the quoted closing market price of $9.63 per share of our common stock on December 31, 2019: Mr. Kratz, $3,493,880; Mr. Sparks, $1,173,724; Mr. Staffeldt, $327,555; Mr. Neikirk, $163,768; and Ms. Johnson, $955,354. In January 2019, each of the following named executive officers received the following amounts in cash from their 2016 PSU awards, which were three-year cliff-vesting: Mr. Kratz, $3,291,260; Mr. Sparks, $1,105,653; Mr. Staffeldt, $257,126; and Ms. Johnson, $1,079,944. In January 2018, each of the following named executive officers received the following amounts in cash from their 2015 PSU awards, which were three-year cliff-vesting: Mr. Kratz, $277,973; Mr. Sparks, $21,715; Mr. Staffeldt, $13,029; and Ms. Johnson $91,211. In January 2017, each of the following named executive officers received the following amounts in cash from their 2014 PSU awards, which were three-year cliff-vesting: Mr. Kratz, $304,405 and Ms. Johnson $99,878.

(4)

The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. Helix suspended its discretionary matching contributions to our employees’ 401(k) accounts for 2017 and 2018. Beginning in April 2019, Helix reinstated its discretionary matching contributions at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits.

(5)	Mr. Staffeldt became an executive officer in June 2017.

(6)	Mr. Neikirk became an executive officer in May 2019.

(7)

Ms. Johnson retired from Helix on July 1, 2019 and her salary for 2019 reflects only the period of her employment with Helix. Pursuant to her 2017, 2018 and 2019 PSU award agreements, she will only vest in the number of units equal to the units originally granted multiplied by a fraction the numerator of which is the number of full months she was employed during the three-year performance period and the denominator of which is 36. With respect to Ms. Johnson’s 2017 PSU award, the number of units that can vest is 49,603 out of the 59,524 originally granted. With respect to Ms. Johnson’s 2018 PSU award, the number of units that can vest is 34,815 out of the 69,629 originally granted. With respect to Ms. Johnson’s 2019 PSU Award, the number of units that can vest is 16,174 out of the 97,043 originally granted.

(8)

Pursuant to the terms of an Equity Compensation Agreement dated May 1, 2019, the vesting of Ms. Johnson’s outstanding unvested restricted stock, consisting of 163,305 shares, was accelerated as of that date.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 47

EXECUTIVE COMPENSATION

Grant of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended December 31, 2019 to each of our named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (Restricted Stock)(3)	Grant Date Fair Value of Stock and Options Awarded (4)
		Target STI Opportunity	Threshold	Target	Maximum
Owen Kratz		$1,050,000
	1/2/2019		147,875	295,749	591,498		$2,247,692
	1/2/2019					295,749	$1,600,002
Scotty Sparks		$375,000
	1/2/2019		49,677	99,353	198,706		$755,083
	1/2/2019					99,353	$537,500
Erik Staffeldt		$375,000
	1/2/2019		49,677	99,353	198,706		$755,083
	1/2/2019					99,353	$537,500
Ken Neikirk		$300,000

Alisa B. Johnson (5)		$360,000
	1/2/2019		48,522	97,043	194,086		$737,527
	1/2/2019					97,043	$525,003

(1)

This column shows the amount of cash payable to our named executive officers under our 2019 STI program. For more information regarding our STI program, including the performance targets used for 2019, see “Compensation Disclosure and Analysis – 2019 Executive Compensation Components – Short-Term Cash Incentive Program.”

(2)

These columns show the estimated units payable in stock with respect to the 2019 PSU awards made under our 2005 Long Term Incentive Plan. The PSU award is subject to a three-year cliff-vesting period. The number of units earned is contingent on Helix’s performance in terms of TSR relative to that of a designated peer group over that period. The TSR performance threshold required for any payout (50% of PSUs granted) is the 30th percentile of the peer group and the TSR performance requirement for a maximum payout (200% of PSUs granted) is the 90th percentile of the peer group. Payout between the 30% threshold and the 90% maximum is calculated on a linear basis. For more information regarding the PSU awards, see “Compensation, Discussion and Analysis – 2019 Executive Compensation Components – 2019 PSU Awards.”

(3)	This column shows the number of time-vested restricted shares granted in 2019 to the named executive officers under our 2005 Long Term Incentive Plan.

(4)

This column shows the grant date fair value of the time-vested PSU awards and restricted stock awards. No options were granted by Helix in 2019 and no options are currently outstanding. Our 2019 long-term incentive program was structured such that the awarded value of restricted stock and PSUs was identical, based on the quoted closing market price of $5.41 per share of our common stock on December 31, 2018. The amounts shown in this column, however, represent the grant date fair value of the restricted stock and PSU awards as calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards are the same, the values for PSU awards are different.

(5)

Ms. Johnson retired from Helix on July 1, 2019. As such, no payouts under non-equity incentive plan awards granted in 2019 are payable. Pursuant to her 2017, 2018 and 2019 PSU Award Agreements, she will only vest in the number of units equal to the units originally granted multiplied by a fraction, the numerator of which is the number of full months she was employed during the three-year performance period and the denominator of which is 36. With respect to Ms. Johnson’s 2017 PSU award, the number of units that can vest is 49,603 out of the 59,524 originally granted. With

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EXECUTIVE COMPENSATION

respect to Ms. Johnson’s 2018 PSU award, the number of units that can vest is 34,815 out of the 69,629 originally granted. With respect to Ms. Johnson’s 2019 PSU Award, the number of units that can vest is 16,174 out of the 97,043 originally granted. Pursuant to the terms of an Equity Compensation Agreement dated May 1, 2019, the vesting of Ms. Johnson’s outstanding unvested restricted stock, consisting of 163,305 shares, was accelerated as of that date.

The following table sets forth certain information with respect to the restricted stock and PSUs granted during or for the fiscal years ended December 31, 2019, 2018 and 2017 to each of our named executive officers:

Name and Principal Position	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Market Value of Stock Awards(3)
Owen Kratz President and Chief Executive Officer	1/2/2019	12/12/2018	295,749(1)	$2,247,692
	1/2/2019	12/12/2018	295,749(2)	$1,600,002
	1/2/2018	12/6/2017	212,202(1)	$2,215,389
	1/2/2018	12/6/2017	212,202(2)	$1,600,003
	1/3/2017	12/1/2016	181,406(1)	$2,929,972
	1/3/2017	12/1/2016	181,406(2)	$1,600,001
Scotty Sparks Executive Vice President and Chief Operating Officer	1/2/2019	12/12/2018	99,353(1)	$755,083
	1/2/2019	12/12/2018	99,353(2)	$537,500
	1/2/2018	12/6/2017	71,286(1)	$744,226
	1/2/2018	12/6/2017	71,286(2)	$537,496
	1/3/2017	12/1/2016	60,941(1)	$770,294
	1/3/2017	12/1/2016	60,941(2)	$537,500
Erik Staffeldt(4) Executive Vice President and Chief Financial Officer	1/2/2019	12/12/2018	99,353(1)	$755,083
	1/2/2019	12/12/2018	99,353(2)	$537,500
	1/2/2018	12/6/2017	49,735(1)	$519,233
	1/2/2018	12/6/2017	49,735(2)	$375,002
	1/3/2017	12/1/2016	17,007(1)	$214,968
	1/3/2017	12/1/2016	17,007(2)	$150,002
Ken Neikirk(5) Senior Vice President, General Counsel and Corporate Secretary	2019		-0-	$-0-

Alisa B. Johnson(6) Former Executive Vice President, General Counsel and Corporate Secretary	1/2/2019	12/12/2018	97,043(1)	$737,527
	1/2/2019	12/12/2018	97,043(2)	$525,003
	1/2/2018	12/6/2017	69,629(1)	$726,927
	1/2/2018	12/6/2017	69,629(2)	$525,003
	1/3/2017	12/1/2016	59,524(1)	$752,383
	1/3/2017	12/1/2016	59,524(2)	$525,002

(1)

This is the number of PSUs awarded to each named executive officer in 2019, 2018 and 2017. These awards cliff vest after a three-year period and each of the named executive officers has the ability to earn up to 200% of the amount of the award based on Helix’s TSR in comparison to its peer group identified in the relevant award agreement.

(2)	This is a time-vested restricted stock award. The 2019, 2018 and 2017 awards vest ratably on an annual basis over a three-year period on each anniversary of the grant date.
(3)

Our long-term incentive program was structured such that the awarded value of restricted stock and PSUs was identical, based on the quoted closing market price of $5.41 per share of our common stock on December 31, 2018 for awards made in January 2019, $7.54 per share of our common stock on December 31, 2017 for awards made in January 2018, and $8.82 per share of our common stock on December 31, 2016 for awards made in January 2017. The amounts shown in this column, however, represent the grant date fair value of the restricted stock and PSU awards calculated in accordance with the provisions of FASB ASC Topic 718 (as opposed to the awarded value of the grant). While the awarded value and the FASB ASC Topic 718 determined value for restricted stock awards are the same, the values for PSU awards are different.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 49

EXECUTIVE COMPENSATION

(4)	Mr. Staffeldt became an executive officer in June 2017.
(5)	Mr. Neikirk became an executive officer in May 2019. No grants of restricted stock or PSUs were made to Mr. Neikirk in 2019.
(6)

Ms. Johnson retired from Helix on July 1, 2019. Pursuant to the terms of an Equity Compensation Agreement dated May 1, 2019, the vesting of Ms. Johnson’s outstanding unvested restricted stock, consisting of 163,305 shares, was accelerated as of that date.

Outstanding Equity Awards as of December 31, 2019

The following table includes certain information with respect to the value as of December 31, 2019 of all unvested restricted stock awards outstanding for each of our named executive officers.

Name and Principal Position	Stock Awards(1)
	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4)
Owen Kratz President and Chief Executive Officer	60,469 (6)	$582,316	181,406 (7)	$1,746,940
	141,468 (8)	$1,362,337	212,202 (9)	$2,043,505
	295,749(10)	$2,848,063	295,749(11)	$2,848,063
Scotty Sparks Executive Vice President and Chief Operating Officer	20,314 (6)	$195,624	60,941 (7)	$586,862
	47,524 (8)	$457,656	71,286 (9)	$686,484
	99,353(10)	$956,769	99,353(11)	$956,769
Erik Staffeldt Executive Vice President and Chief Financial Officer	5,669 (6)	$54,592	17,007 (7)	$163,777
	33,157 (8)	$319,302	49,735 (9)	$478,948
	99,353(10)	$956,769	99,353(11)	$956,769
Ken Neikirk Senior Vice President, General Counsel and Corporate Secretary	2,835 (6)	$27,301	17,006 (7)	$163,768
			17,006 (9)	$163,768

Alisa B. Johnson Former Executive Vice President, General Counsel and Corporate Secretary	-0-	$-0-	49,603 (7)	$477,677
	-0-	$-0-	34,815 (9)	$335,268
	-0-	$-0-	16,174(11)	$155,756

(1)	No options were granted by Helix in 2019 and no options are currently outstanding.
(2)	The numbers in this column represent unvested shares of restricted stock as of December 31, 2019.
(3)	The fair market value is calculated as the product of the closing price on the last business day of 2019, which was $9.63 per share, and the number of unvested shares.
(4)	Helix has not paid dividends on its common stock and, as such, no dividends have been paid with respect to any outstanding equity awards.
(5)	The numbers in this column represent unvested PSUs as of December 31, 2019.
(6)	Restricted shares granted on January 3, 2017, which vest ratably on an annual basis over a three-year period.
(7)	PSUs granted on January 3, 2017, for which the performance period ended on December 31, 2019.
(8)	Restricted shares granted on January 2, 2018, which vest ratably on an annual basis over a three-year period.
(9)	PSUs granted on January 2, 2018, for which the performance period ends on December 31, 2020.
(10)	Restricted shares granted on January 2, 2019, which vest ratably on an annual basis over a three-year period.
(11)	PSUs granted on January 2, 2019, for which the performance period ends on December 31, 2021.

50 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested for Fiscal Year 2019

The following table includes certain information with respect to the options exercised by the named executive officers and with respect to restricted stock vesting for the named executive officers during the year ended December 31, 2019.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Owen Kratz President and Chief Executive Officer	-0-	$-0-	232,596	$1,305,889
Scotty Sparks Executive Vice President and Chief Operating Officer	-0-	$-0-	78,137	$438,693
Erik Staffeldt Executive Vice President and Chief Financial Officer	-0-	$-0-	30,168	$167,207
Ken Neikirk Senior Vice President, General Counsel and Corporate Secretary	-0-	$-0-	-0-	$-0-
Alisa B. Johnson(1) Former Executive Vice President, General Counsel and Corporate Secretary	-0-	$-0-	239,625	$1,705,537

(1)

Ms. Johnson retired from Helix on July 1, 2019. Pursuant to the terms of an Equity Compensation Agreement dated May 1, 2019, the vesting of Ms. Johnson’s outstanding unvested restricted stock, consisting of 163,305 shares, was accelerated as of that date.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 51

EXECUTIVE COMPENSATION

All Other Compensation

The following table includes certain information with respect to all other compensation received by the named executive officers during the years ended December 31, 2019, 2018 and 2017.

Name	Year	Helix Contributions to Retirement and 401(k) Plans(1)	Severance Payments/ Accruals	Total
Owen Kratz President and Chief Executive Officer	2019	$-0-	$-0-	$-0-
	2018	$-0-	$-0-	$-0-
	2017	$-0-	$-0-	$-0-
Scotty Sparks Executive Vice President and Chief Operating Officer	2019	$-0-	$-0-	$-0-
	2018	$-0-	$-0-	$-0-
	2017	$-0-	$-0-	$-0-
Erik Staffeldt(2) Executive Vice President and Chief Financial Officer	2019	$6,484	$-0-	$6,484
	2018	$-0-	$-0-	$-0-
	2017	$-0-	$-0-	$-0-
Ken Neikirk(3) Senior Vice President, General Counsel and Corporate Secretary	2019	$5,311	$-0-	$5,311

Alisa B. Johnson(4) Former Executive Vice President, General Counsel and Corporate Secretary	2019	$-0-	$-0-	$-0-
	2018	$-0-	$-0-	$-0-
	2017	$-0-	$-0-	$-0-

(1)

The amounts in this column consist of matching contributions by Helix through our Employees’ 401(k) Savings Plan. Helix suspended its discretionary matching contributions to our employees’ 401(k) accounts for 2017 and 2018. Beginning in April 2019, Helix reinstated its discretionary matching contributions at the rate of 50% of an employee’s pre-tax contributions up to 5% of the employee’s compensation, subject to contribution limits, which in 2019 was $7,000 for each of the named executive officers. Mr. Sparks does not participate in the 401(k) plan.

(2)	Mr. Staffeldt became an executive officer in June 2017.

(3)	Mr. Neikirk became an executive officer in May 2019.

(4)	Ms. Johnson retired from Helix on July 1, 2019.

52 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

Employment Agreements and Change in Control Provisions

Each of our named executive officers has an employment agreement with Helix. Our employment agreements are a component of our overall employment arrangements and as such have the same primary objectives as our compensation program – to be sufficiently competitive to attract and retain executive officers. Payments to be made to any named executive officer under his employment agreement as a result of retirement, death, disability, termination for cause, termination by the executive for good reason, involuntary termination by Helix without cause or upon a change in control are based on such named executive officer’s employment agreement (or an applicable equity or equity-based award agreement). We have historically entered into employment agreements with executive officers contemporaneously with either the executive officer’s initial hiring by us or his or her promotion to an executive officer position.

In order to provide consistency among our executive officers, we generally continue to use the same form of employment agreement for multiple years; however, more recently elected executive officers such as Messrs. Sparks, Staffeldt and Neikirk do not have a “gross-up” provision for excise taxes in their employment agreements. The form of employment agreement is reviewed by our management and by the Compensation Committee’s independent compensation consultant to determine whether its provisions are consistent with the employment agreements of our benchmarking peer group. The form of employment agreement is reviewed and approved by the Compensation Committee, both for use as a form and with respect to the specific terms applicable to each executive officer. Although we believe that each company in our benchmarking peer group understandably has forms of employment agreements that are different from ours, including with respect to specific severance payment provisions, we believe key employment contract provisions covering our executive officers remain in line with market practice and provide terms designed to attract and retain executive officers.

Pursuant to his employment agreement, Mr. Kratz is entitled to receive a base annual salary, participate in the annual STI program, participate in the long-term incentive program and participate in all other employee benefit plans made available to Helix’s executive officers. The other named executive officers’ employment agreements have similar terms involving salary, STI, long-term incentives and benefits (with amounts that vary according to their positions).

The following information and the table below labeled “Potential Payments upon Certain Events Including Termination after a Change in Control” set forth the amount of payments to each of the named executive officers under certain circumstances, and describe certain other provisions of their respective employment agreements. The following assumptions and general principles apply with respect to the following information and table:

•

The amounts shown with respect to any termination assume that the named executive officer’s employment was terminated on December 31, 2019. Accordingly, the table reflects amounts payable, some of which are estimates based on available information, to the named executive officer upon the occurrence of a termination after a change in control.

•

Each of the named executive officers is entitled to receive amounts earned prior to his termination regardless of the manner in which the named executive officer is terminated. In addition, he would be entitled to receive any amounts accrued and vested under our retirement and savings programs. These amounts are not shown in the table or otherwise discussed.

Non-Compete Provision

Each named executive officer’s employment agreement provides, among other things, that during the term of the named executive officer’s employment and for a period of one year after the termination of the named executive officer’s employment with us for any reason, the named executive officer shall not engage in the conception, design, development, production, marketing or servicing in the offshore energy services industry. Each named executive officer also agrees not to solicit any customers with whom he has had contact or any of our employees for a period of one year after the termination of the named executive officer’s employment with us for any reason.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 53

EXECUTIVE COMPENSATION

Termination for Cause or as a Result of Death, Disability or Retirement

Pursuant to the employment agreements between us and our named executive officers, if an executive officer is terminated by us for cause or the named executive officer resigns without “Good Reason,” as defined in his employment agreement, then the executive officer has no further rights under the agreement except to receive base salary for periods prior to the termination and any unpaid STI earned for the prior year. In the event of termination due to the death, disability or retirement of the named executive officer, we are obligated to pay to the named executive officer, his estate or other designated party, the named executive officer’s salary through the date of his termination plus any unpaid STI earned for the prior year and the STI earned for the year of termination in an amount equal to a prorated portion of the STI for the period up to the date of termination. Any prorated STI will be paid on the same date as the STI is paid to the other participants (but no later than March 15 of the following year). In the event a named executive officer becomes disabled, the named executive officer remains eligible to receive the compensation and benefits set forth in his employment agreement until his termination (a period of at least six months and up to twelve months).

Termination by the Executive Officer

In the event a named executive officer terminates his employment without “Good Reason,” upon 30 days’ written notice, pursuant to his employment agreement, the named executive officer remains our employee for 30 days and remains subject to, and receives the benefit of, the employment agreement during that time. In the event the named executive officer terminates his employment with “Good Reason,” then the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid on the same date as the STI is paid to the other participants (but no later than March 15 of the year of termination), and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants, assuming such an STI is paid, but no later than March 15 of the following year. The salary multiple for each named executive officer is set forth below:

• Owen Kratz	2 times
• Scotty Sparks	1 time
• Erik Staffeldt	1 time
• Ken Neikirk	1 time

Involuntary Termination by Helix

In the event we terminate the employment of a named executive officer for any other reason (other than for “Good Cause” or upon the death, disability or retirement of the named executive officer), then pursuant to his employment agreement the named executive officer is entitled to receive an amount equal to the factor set forth below times the named executive officer’s base salary for the year in which the termination occurs. With respect to each named executive officer, all equity-based incentive awards that would have vested in accordance with their terms within 12 months of the termination automatically vest. The named executive officer also is entitled to receive any unpaid STI earned for the prior year, paid no later than March 15 of the year of termination, and the full amount of his target STI for the year of the termination, paid on the same date as the STI is paid to the other participants, assuming such an

STI is paid, but no later than March 15 of the following year. The salary multiple for each named executive officer is set forth below:

• Owen Kratz	2 times
• Scotty Sparks	1 time
• Erik Staffeldt	1 time
• Ken Neikirk	1 time

In addition, in the event of the termination of any named executive officer for any reason, including involuntary termination, the Compensation Committee has the discretion to determine the amount and timing of any severance payments and benefits that will be offered to the named executive officer. In making that determination, the Compensation Committee takes into

54 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

EXECUTIVE COMPENSATION

consideration the terms of the employment agreement of the named executive officer. The determination historically has been based in part on the named executive officer’s rights under his or her employment agreement as well as any other factors the Compensation Committee deems to be relevant. Moreover, the determination would depend on a variety of circumstances and factors that cannot be anticipated.

The Compensation Committee has been deliberative in the evaluation and determination of severance benefits currently included in the named executive officers’ employment agreements and any deviations therefrom are intended to be rare.

Change in Control Provisions

With respect to each named executive officer, pursuant to the terms of his employment agreement, if a named executive officer terminates his employment for “Good Reason” or is terminated by us without “Cause” within a two-year period following a “Change in Control,” (1) the named executive officer is entitled to receive a lump sum payment in an amount equal to the multiple set forth below times the named executive officer’s aggregate annual cash compensation (defined as his current salary plus STI target), (2) all restricted stock and other equity-based awards held by the executive officer under the 2005 Long Term Incentive Plan would immediately vest, and (3) the named executive officer is entitled to receive a lump sum payment equal to the cost of continuation of health coverage under COBRA for 18 months.

• Owen Kratz	2.99 times
• Scotty Sparks	2 time
• Erik Staffeldt	2 time
• Ken Neikirk	2 time

Mr. Kratz’s employment agreement provides that if any payment is subject to any excise tax under Internal Revenue Code Section 4999, a “gross-up” payment would be made to place Mr. Kratz in the same net after-tax position as would have been the case if no excise tax had been payable. The employment agreements with Messrs. Sparks, Staffeldt and Neikirk do not contain any “gross-up” protections with respect to excise tax.

For purposes of the employment agreements, “Change in Control” is defined as (1) one person or group acquiring stock that gives that person or group control of more than 50% of the value or voting power of Helix, (2) during any 12-month period, any person or group obtaining 45% or more of the voting power of Helix, or a majority of the Board being replaced by persons not endorsed by a majority of the then-existing Board, or (3) a change in ownership of a substantial portion of the assets of Helix during any 12-month period. “Cause” means embezzlement or theft, breach of a material provision of the employment agreement, any act constituting a felony or otherwise involving theft, fraud, gross dishonesty or moral turpitude, negligence or willful misconduct, any breach of the named executive officer’s fiduciary obligations, a material violation of our policies or procedures or any chemical dependence that adversely affects the performance of the named executive officer. “Good Reason” means the material diminution of the named executive officer’s base salary, material diminution of his authority, duties or responsibilities, a material change in the named executive officer’s reporting relationship, a material change in the geographic location at which the named executive officer must perform his duties, or any action that would constitute a material breach of the employment agreement by Helix.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 55

EXECUTIVE COMPENSATION

Potential Payments upon Certain Events Including Termination after a Change in Control

Our named executive officers (other than Ms. Johnson who retired from Helix on July 1, 2019) would have been eligible to receive the payments set forth below if (a) their employment had been terminated as of December 31, 2019 for reasons other than a Change in Control or (b) a Change in Control had occurred within three months of the end of 2019:

	O. Kratz	S. Sparks	E. Staffeldt	K. Neikirk
Normal and Early Retirement(1)
2019 annual cash incentive compensation(2)	$828,975	$-0-	$-0-	$-0-
Total	$828,975	$-0-	$-0-	$-0-
Death(1)
2019 annual cash incentive compensation(2)	$828,975	$-0-	$-0-	$-0-
Total	$828,975	$-0-	$-0-	$-0-
Disability(1)(3)
2019 annual cash incentive compensation(2)	$828,975	$-0-	$-0-	$-0-
Total	$828,975	$-0-	$-0-	$-0-
Termination for Cause or Resignation without Good Reason
Amount Received	$-0-	$-0-	$-0-	$-0-
Total	$-0-	$-0-	$-0-	$-0-
Involuntary Termination without Cause
2019 annual cash incentive compensation	$1,050,000	$375,000	$375,000	$300,000
Multiple of base salary	1,400,000	375,000	375,000	300,000
Accelerated vesting of restricted stock(4)	2,212,839	743,369	533,155	27,301
Accelerated PSU Awards(5)	6,987,759	2,347,447	655,110	327,536
Total	$11,650,598	$3,840,816	$1,938,265	$954,837
Termination by Executive for Good Reason
2019 annual cash incentive compensation	$1,050,000	$375,000	$375,000	$300,000
Multiple of base salary	1,400,000	375,000	375,000	300,000
Accelerated vesting of restricted stock(4)	2,212,839	743,369	533,155	27,301
Accelerated PSU Awards(5)	6,987,759	2,347,447	655,110	327,536
Total	$11,650,598	$3,840,816	$1,938,265	$954,837

	O. Kratz	S. Sparks	E. Staffeldt	K. Neikirk
Change in Control
Cash severance payment	$-0-	$-0-	$-0-	$-0-
Accelerated vesting of restricted stock(6)	4,792,716	1,610,049	1,330,663	27,301
Accelerated PSU Awards(7)	13,277,016	4,460,231	3,198,990	163,768
COBRA Coverage	-0-	-0-	-0-	-0-
Excise tax gross-up	-0-	-0-	-0-	-0-
Total	$18,069,732	$6,070,280	$4,529,653	$191,069
Change in Control with Involuntary Termination without Cause or by Executive for Good Reason
Cash severance payment	$5,232,500	$1,500,000	$1,500,000	$1,200,000
Accelerated vesting of restricted stock(6)	4,792,716	1,610,049	1,330,663	27,301
Accelerated PSU Awards(7)	13,277,016	4,460,231	3,198,990	163,768
COBRA Coverage	24,282	29,323	29,323	29,323
Excise tax gross-up	7,183,624	-0-	-0-	-0-
Total	$30,510,138	$7,599,603	$6,058,976	$1,420,392

(1)

STI for 2019 would be payable under the terms of the STI program and/or our named executive officers’ employment agreements only to our named executive officers who were 65 or older at December 31, 2019.

(2)

Under the terms of the PSU Award Agreements, it is possible for a named executive officer who retires after the age of 55, dies or becomes disabled to earn a prorata amount of his or her unvested PSU awards, based on the named executive officer’s full months of service within the applicable three-year performance period. However, because the

56 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

 EXECUTIVE COMPENSATION

payout of these PSUs would not occur until their ordinary vesting, the payout can fluctuate from 0% to 200% of the units awarded based on stock price performance (significantly, the last 20 trading days prior to vesting), and therefore cannot be quantified in advance.

(3)

Named executive officers would continue to earn their base salary plus receive benefits for six months after becoming disabled prior to being terminated. Assuming notice of termination occurred on December 31, 2019, the named executive officer would have already received his base salary for such period.

(4)

Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his restricted stock that would vest within one year from the date of termination. These amounts are based upon the closing price of our common stock on December 31, 2019, which was $9.63 per share.

(5)

Upon an involuntary termination without Cause or a termination by the executive for Good Reason, each named executive officer is entitled to the portion of his PSU Award that would vest within one year from the date of termination (calculated using the average of the closing price of Helix’s common stock for the 20 days prior to the occurrence of the termination) with a payout based upon the closing price of our common stock on December 31, 2019, which was $9.63 per share.

(6)	These amounts are based upon the closing price of our common stock on December 31, 2019, which was $9.63 per share.
(7)

The PSU award agreement provides for vesting of 100% of the award upon the occurrence of a Change in Control based on the TSR calculation of Helix and the identified peer group over the adjusted performance period. Helix’s stock performance was at the 92nd percentile for the 2017 award, was at the 100th percentile for the 2018 award, and was at the 100th percentile for the 2019 award; accordingly, the PSUs issued for such years would have been issued at 200% of each of the awards.

Chief Executive Officer Pay Ratio

Helix is a global company that employs over 1,600 people with more than half of our workforce located outside of the U.S. Helix’s compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to make the compensation of every Helix employee reflective of the level of their contributions and responsibilities, and competitive within our benchmarking peer group. Helix’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act of 2010, Helix is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer. The paragraphs that follow describe our methodology and the resulting Chief Executive Officer pay ratio.

Measurement Date

No change has occurred in our employee population or employee compensation arrangements that we believe would result in a significant change to our prior years’

calculations. As such, we identified and determined the median employee using our employee population on November 30, 2017.

Consistently Applied Compensation Measure (CACM)

Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total direct compensation of all our employees (excluding our Chief

Executive Officer). Specifically, we identified the median employee by looking at annual base pay and other taxable income. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

Methodology and Pay Ratio

For the above-stated reason, we are using the same median employee for 2019 as we did for 2017. In 2017,

after applying our CACM methodology, we identified the median employee. Once the median employee was

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 57

EXECUTIVE COMPENSATION

identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation as calculated using the Summary Compensation Table requirements was $124,262 for 2019. Our Chief Executive Officer’s compensation as reported in the Summary Compensation Table was $5,376,669. Therefore, our chief executive officer to median employee pay ratio is estimated at 43:1. Our median employee’s total compensation does not include the premiums we paid for health insurance, dental insurance, short-term and long-term disability insurance, the employee assistance program and life AD&D insurance. If we included those amounts for both the median employee and our Chief Executive Officer, our Chief Executive Officer to median employee pay ratio would have been estimated at 39:1.

This information is being provided for compliance purposes only. Neither the Compensation Committee nor the management of Helix used the pay ratio measure in making any compensation decisions.

58 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

PROPOSAL 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE 2019

                            COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Helix is seeking a shareholder vote, on a non-binding advisory basis, on the 2019 compensation of our named executive officers (commonly referred to as “say on pay”). This vote is non-binding. The Compensation Committee, however, will review the voting results and take them into consideration when making future compensation decisions for our named executive officers.

As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, retain and motivate executive officers who can develop and execute our business strategy in a way that maximizes value for our shareholders through a range of business cycles, and to align the economic interests of our executive officers with those of our shareholders over the full range of those cycles. Shareholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure to better understand the compensation of our named executive officers.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully described in “Compensation Discussion and Analysis.”

•	For 2019 compensation, the Compensation Committee continued to:

>	Maintain an STI program based on stretch adjusted EBITDA goals;

>	Approve a long-term incentive program tied to the performance of our common stock;

>	Pay our named executive officers at approximately the median level unless our financial and TSR performance merits additional compensation;

>	Impose stock performance requirements for payout of PSU awards; and

>	Consider the outcome of our “say on pay” votes and our shareholder views when making future compensation decisions for our named executive officers.

•	The Compensation Committee and management of Helix believe that the 2019 compensation of our named executive officers:

>	Appropriately reflects Helix’s financial performance for the year as well as longer-term relative stock performance;

>	Demonstrates alignment of our named executive officers’ interests with those of our shareholders;

>	Includes an appropriate overall mix of short- and long-term incentives to enhance shareholder value;

>	Advances Helix’s mission and business strategy; and

>	Helps attract, motivate and retain the key talent needed to ensure Helix’s long-term success.

Board of Directors Recommendation

The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the following resolution:

RESOLVED, that the shareholders approve, on a non-binding advisory basis, the 2019 compensation of Helix’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the accompanying compensation tables and the related narrative disclosure in this proxy statement.

Vote Required

The vote on the 2019 compensation of our named executive officers is advisory and non-binding. However, the Board will consider shareholders to have approved our named executive officers’ 2019 compensation if the proposal receives the affirmative “FOR” vote of holders of a majority of the shares of common stock present or represented and entitled to vote on the proposal at the Annual Meeting.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 59

SHARE OWNERSHIP INFORMATION

Five Percent Owners

The following table sets forth information as to all persons or entities known by us to have beneficial ownership, as of March 23, 2020, of more than five percent of the outstanding shares of our common stock. As of March 23, 2020, 149,962,115 shares of our common stock were outstanding. The information set forth below has been determined in accordance with Rule 13d 3 under the Exchange Act on the basis of the most recent information filed with the SEC and furnished to us by the person listed.

Owner Name and Address	Shares Beneficially Owned	Percentage of Common Stock Outstanding
BlackRock, Inc.	21,521,695(1)	14.35%
55 East 52nd Street New York, New York 10055
The Vanguard Group	15,039,262(2)	10.03%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Dimensional Fund Advisors LP	12,550,796(3)	8.37%
Building One 6300 Bee Cave Road Austin, Texas 78746
Victory Capital Management Inc.
4900 Tiedeman Rd., 4th Floor	12,273,102(4)	8.18%
Brooklyn, OH 44144

(1)

Based solely on Amendment No. 12 to Schedule 13G filed with the SEC by BlackRock, Inc. on February 4, 2020. BlackRock has the sole power to vote 21,176,115 shares of common stock beneficially owned by it and the sole power to dispose of 21,521,695 shares of common stock beneficially owned by it.

(2)

Based solely on Amendment No. 8 to Schedule 13G filed with the SEC by The Vanguard Group on February 12, 2020. The Vanguard Group has the sole power to vote 132,780 shares of common stock beneficially owned by it, shared power to vote 34,538 shares of common stock beneficially owned by it, sole power to dispose of 14,887,979 shares of common stock beneficially owned by it and shared power to dispose of 151,283 shares of common stock beneficially owned by it.

(3)

Based solely on Amendment No. 8 to Schedule 13G filed with the SEC by Dimensional Fund Advisors LP on February 12, 2020. Dimensional Fund Advisors LP, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an advisor or sub-advisor to certain Funds. In its role as investment advisor, sub-advisor and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Helix that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of Helix held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of those securities. Of such reported shares, the sole power to vote is with respect to 12,085,244 shares of common stock and the sole power to dispose is with respect to all 12,550,796 shares of common stock.

(4)

Based solely on the Schedule 13G filed with the SEC by Victory Capital Management Inc. on January 30, 2020. Victory Capital Management Inc. has the sole power to vote 12,050,616 shares of common stock beneficially owned by it and the sole power to dispose of 12,273,102 shares of common stock beneficially owned by it.

60 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

SHARE OWNERSHIP INFORMATION

Management Shareholdings

The following table shows the number of shares of common stock beneficially owned as of March 23, 2020, the record date for the Annual Meeting, by our directors and named executive officers (other than Ms. Johnson), and all directors and named executive officers as a group.

The number of shares beneficially owned by each director or named executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose.

Under SEC rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power regardless of economic interest, and also any shares that the person or entity can acquire within 60 days of March 23, 2020 through the exercise of stock options or other rights. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of March 23, 2020, 149,962,115 shares of our common stock were outstanding. The address of all named executive officers and directors is in care of Helix Energy Solutions Group, Inc., 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043.

Name of Beneficial Owner(1)(2)	Shares Beneficially Owned(3)	Of Shares Beneficially Owned, Amount that may be Acquired Within 60 Days by Option Exercise	Percentage of Common Stock Outstanding
Owen Kratz(4)	7,071,844	-0-	4.72%
Scotty Sparks(5)	359,269	-0-	*
Erik Staffeldt(6)	211,425	-0-	*
Ken Neikirk(7)	83,136	-0-	*
Amerino Gatti(8)	33,595	-0-	*
John V. Lovoi(9)	260,685	-0-	*
Amy H. Nelson (10)	23,580	-0-
Nancy K. Quinn(11)	111,649	-0-	*
Jan Rask(12)	235,569	-0-	*
William L. Transier(13)	111,046	-0-	*
James A. Watt(14)	178,415	-0-	*
All named executive officers and directors as a group (11 persons)	8,680,213	-0-	5.79%

* Indicates ownership of less than 1% of the outstanding shares of our common stock.

(1)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.
(2)

Ms. Johnson is not included in this table as she retired from Helix on July 1, 2019 and, after that date, was no longer required to file with the SEC the amount of her ownership of shares of our common stock.

(3)

Amounts include the shares shown in the adjacent column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire them pursuant to options exercisable within 60 days of March 23, 2020 (i.e., on or before May 22, 2020).

(4)

Mr. Kratz disclaims beneficial ownership of 1,000,000 shares included in the above table, which are held by Joss Investments Limited Partnership, an entity of which he is a General Partner. Amount includes 454,816 shares of unvested restricted stock over which Mr. Kratz has voting power.

(5)	Amount includes 151,005 shares of unvested restricted stock over which Mr. Sparks has voting power.
(6)	Amount includes 138,630 shares of unvested restricted stock over which Mr. Staffeldt has voting power.
(7)	Amount includes 38,941 shares of unvested restricted stock over which Mr. Neikirk has voting power.
(8)	Amount includes 16,429 shares of unvested restricted stock over which Mr. Gatti has voting power.
(9)	Amount includes 36,310 shares of unvested restricted stock over which Mr. Lovoi has voting power.
(10)	Amount includes 23,580 shares of unvested restricted stock over which Ms. Nelson has voting power.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 61

 SHARE OWNERSHIP INFORMATION

(11)	Amount includes 16,429 shares of unvested restricted stock over which Ms. Quinn has voting power.
(12)	Amount includes 38,368 shares of unvested restricted stock over which Mr. Rask has voting power.
(13)	Amount includes 16,429 shares of unvested restricted stock over which Mr. Transier has voting power.
(14)	Amount includes 16,429 shares of unvested restricted stock over which Mr. Watt has voting power.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities, or “reporting persons,” to file with the SEC initial reports of ownership and to report changes in ownership of our common stock. Reporting persons are required by SEC regulations to furnish Helix with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of these reports furnished to us, we believe that all reports required to be filed by reporting persons pursuant to Section 16(a) of the Exchange Act were filed for the year ended December 31, 2019 on a timely basis.

EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to Helix’s equity compensation plans as of December 31, 2019.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans
Equity compensation plans approved by security holders(1)	3,130,088(2)	-0-	10,293,568(3)
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	3,130,088	-0-	10,293,568

(1)

The 2005 Long Term Incentive Plan, which was amended and restated on May 15, 2019, provides that Helix may grant up to 17,300,000 shares of our common stock in the form of options, stock appreciation rights, restricted stock awards, restricted stock unit awards, cash awards and performance awards, all subject to the plan’s terms and conditions. Options to purchase shares of common stock are limited to 2,000,000 shares. The shareholders approved the ESPP in May 2012 and approved on May 15, 2019 amending and restating the ESPP to authorize the issuance of 3,000,000 shares subject to the terms and conditions of the ESPP.

(2)

Represents the number of shares that would have been issued in respect of the 1,565,044 PSUs granted in 2019, 2018 and 2017 that were outstanding on December 31, 2019, based on the stock price on that date and assuming vesting occurred on that date at a 200% multiple. As of December 31, 2019, the total number of full value awards outstanding under the 2005 Long Term Incentive Plan was 2,738,089, consisting of 1,173,045 restricted shares and the 1,565,044 PSUs. Subsequent to December 31, 2019, 589,335 PSUs vested at a 200% multiple and were paid in 1,178,670 shares of our common stock.

(3)

As of December 31, 2019, 8,336,304 shares of restricted stock (of which a maximum can be options to purchase up to 2,000,000 shares of common stock) were available for future issuance under the 2005 Long Term Incentive Plan, and 1,957,264 shares were available under the ESPP. Shares purchased on December 31, 2019 by participating employees under the ESPP, but not issued until January 2020, are treated as issued shares for purposes of this table and therefore are not included in any amounts in the table.

62 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

OTHER INFORMATION

Costs of Solicitation

The cost of this proxy solicitation will be borne by Helix. It is expected that the solicitation will be primarily by mail, telephone and facsimile. We have arranged for Okapi Partners, LLC, 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, to solicit proxies for a fee of $8,500 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other employees of Helix in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through broker, bank and other nominee record holders of our common stock. We expect to reimburse those parties for their reasonable out-of-pocket expenses incurred in connection therewith.

Proposals and Director Nominations for the 2021 Annual Meeting of Shareholders

		Deadline	Compliance	Submission
Proposals (other than Director Nominations)	To be included in the proxy statement for the 2021 Annual Meeting(1)	December 8, 2020(2)	Must comply with Regulation 14A of the Exchange Act regarding the inclusion of shareholder proposals in company- sponsored proxy materials	All submissions to, or requests of, the Corporate Secretary should be addressed to our corporate office at: 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043
	Not to be included in the proxy statement	February 19, 2021(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)
Director Nominations	Proposal for consideration by the Corporate Governance and Nominating Committee(6)	Prior to Committee meeting for recommendation of nominees	Submission to Corporate Secretary
	Nomination at 2021 Annual Meeting(6)	February 19, 2021(3)	Must comply with our By-laws and Regulation 14A of the Exchange Act(4)(5)(7)

(1)	The persons designated in the proxy card will be granted discretionary authority with respect to any shareholder proposal not submitted to us timely.
(2)	120 days prior to the anniversary of this year’s mailing date.
(3)	Not less than 90 days prior to the anniversary of this year’s Annual Meeting.
(4)	A copy of our By-laws is available from our Corporate Secretary.
(5)

The shareholder providing the proposal or nomination must provide their name, address, and class and number of voting securities held by them. The shareholder must also be a shareholder of record on the day the notice is delivered to us, be eligible to vote at the Annual Meeting of Shareholders and represent that they intend to appear in person or by proxy at the meeting.

(6)	Proposals for consideration should include the nominee’s name and qualifications for Board membership.
(7)	Nomination must include the person’s written consent to serve as a director if elected.

HELIX ENERGY SOLUTIONS GROUP, INC. 2020 Proxy Statement 63

OTHER INFORMATION

Other

Some broker, bank and other nominee record holders of our stock may be participating in the practice of “householding.” This means that only one copy of our 2019 Annual Report to Shareholders and this proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and to save printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of our 2019 Annual Report to Shareholders or this proxy statement, please submit your request in writing to the address set forth below.

Our 2019 Annual Report to Shareholders (which includes our Annual Report on Form 10 K and financial statements) is available to shareholders of record as of March 23, 2020, together with this proxy statement.

WE WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT (INCLUDING THE ANNUAL REPORT ON FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2019, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: CORPORATE SECRETARY, HELIX ENERGY SOLUTIONS GROUP, INC. 3505 WEST SAM HOUSTON PARKWAY NORTH, SUITE 400, HOUSTON, TEXAS 77043 OR BY CALLING 888.345.2347 AND ASKING FOR THE CORPORATE SECRETARY.

The Board knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Kenneth E. Neikirk

Senior Vice President,

General Counsel and Corporate Secretary

Helix Energy Solutions Group, Inc.

64 2020 Proxy Statement HELIX ENERGY SOLUTIONS GROUP, INC.

Corporate Headquarters (USA) 3505 W. SamHouston Parkway North Suite 400 Houston, Texas 77043 USA T (281) 618 0400 helixesg.com

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. :INTERNET/MOBILE – www.proxypush.com/hlx Use the Internet to vote your proxy until 12:00 noon (Central Daylight Time) on May 19, 2020. (PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 noon (Central Daylight Time) on May 19, 2020. *MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3. 1.Election of two gClass IIIh 01. Amy H. Nelson¡FOR all gClass IIIh nominees ¡WITHHOLD AUTHORITY directors of the Company with 02. William L. Transier(except as indicated below)from ALL nominees terms expiring in 2023: (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2.Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year 2020.¡For¡Against¡Abstain 3.Approval, on a non-binding advisory basis, of the 2019 compensation of our named executive officers.¡For¡Against¡Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CLASS III DIRECTORS INDICATED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THE PROXY HOLDERfS DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM. Address Change? Mark box, sign, and indicate changes below: ¡ Date _____________________________________ Signature(s) in Box Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HELIX ENERGY SOLUTIONS GROUP, INC. ANNUAL MEETING OF SHAREHOLDERS May 20, 2020 3505 West Sam Houston Parkway North Suite 400 Houston, Texas 77043 As part of our concern regarding the health and safety of our shareholders, directors, officers, employees, meeting attendees and the general public in light of the current COVID-19 outbreak, we may elect to hold a “virtual” meeting instead of a physical meeting. If we take this step, we will provide you reasonable advance notice via a press release and an SEC filing, as well as a posting on our website. Details on how to participate will be made available on our website. Helix Energy Solutions Group, Inc. 3505 West Sam Houston Parkway North, Suite 400 Houston, Texas 77043 proxy This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 20, 2020. The undersigned, having duly received the Notice of Annual Meeting of Shareholders and the Proxy Statement, dated April 7, 2020, hereby appoints Kenneth E. Neikirk and Gregory J. Sergesketter as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Helix Energy Solutions Group, Inc. common stock held of record by the undersigned on March 23, 2020 at the 2020 Annual Meeting of Shareholders to be held on May 20, 2020 at 8:30 a.m. at Helix’s corporate office, 3505 West Sam Houston Parkway North, Suite 400, Houston, Texas 77043, and any adjournments thereof. See reverse for voting instructions.